                                                                    EXHIBIT 10.6


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                      J.L. FRENCH AUTOMOTIVE CASTINGS, INC.





          $96,410,256.41 19% Senior Secured Notes due December 31, 2007

 Warrants for 4,041,458 shares of Class Q-1 Common Stock (subject to adjustment)








                                 --------------

                          SECURITIES PURCHASE AGREEMENT

                                 --------------








                                December 27, 2002


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
                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.       Authorization of Securities; Security Documents; Other Purchasers; etc...................................1
2.       Sale and Purchase of Securities..........................................................................2
3.       Closing..................................................................................................2
4.       Conditions to Closing....................................................................................3
         4.1.     Representations and Warranties Correct..........................................................3
         4.2.     Performance; No Default.........................................................................3
         4.3.     Related Transactions............................................................................3
         4.4.     Compliance Certificate..........................................................................4
         4.5.     Payment of Transaction Costs....................................................................4
         4.6.     Opinion of Counsel for the Company..............................................................5
         4.7.     Opinion of Your Special Counsel.................................................................5
         4.8.     Certain Additional Documents to be Delivered at or Prior to the Closing.........................5
         4.9.     Sale of Securities to Other Purchasers..........................................................5
         4.10.    Security Documents; Collateral; Collateral Agency Agreement.....................................5
         4.11.    Proceedings and Documents.......................................................................6
5.       Representations and Warranties...........................................................................7
         5.1.     Organization, Standing, etc.....................................................................7
         5.2.     Names; Jurisdictions of Organization; Subsidiaries..............................................7
         5.3.     Qualification...................................................................................7
         5.4.     Business, etc...................................................................................7
         5.5.     Shares; Voting Provisions; Options; Warrant Shares, etc.........................................7
         5.6.     Financial Statements............................................................................9
         5.7.     Changes; Solvency, etc..........................................................................9
         5.8.     Tax Returns and Payments........................................................................9
         5.9.     Indebtedness, Liens, Investments, Transactions with Affiliates, Leases and Derivative
                  Transactions...................................................................................10
         5.10.    Title to Properties; Liens; Leases; Real Property..............................................11
         5.11.    Litigation, etc................................................................................11
         5.12.    Valid and Binding Obligations; Compliance with Other Instruments; Absence of Restrictions, etc.12
         5.13.    ERISA..........................................................................................14
         5.14.    Consents, etc..................................................................................15
         5.15.    Proprietary Rights; Licenses...................................................................16
         5.16.    Offer of Securities; Investment Bankers........................................................16
         5.17.    Government Regulation..........................................................................16
         5.18.    Disclosure.....................................................................................16
         5.19.    Labor Relations; Suppliers, Distributors and Customers.........................................17
         5.20.    Foreign Assets Control Regulations, etc........................................................17
6.       Use of Proceeds; Federal Reserve Board Regulations, etc.................................................17
7.       Financial Statements and Information....................................................................17
8.       Inspection; Board Visitation Rights.....................................................................22
9.       Prepayment of Notes.....................................................................................24

         9.1.     Optional Prepayment With Premium of Notes......................................................24
         9.2.     Prepayment With Premium at the Option of Holders of Notes upon a Change of Control.............24
         9.3.     Prepayment Without Premium at the Option of the Company upon a Qualified Public Offering.......25
         9.4.     Allocation of Partial Prepayments of Notes.....................................................25
         9.5.     Notice of Optional Prepayments of Notes........................................................25
         9.6.     Maturity; Accrued Interest; Surrender, etc. of Notes...........................................25
         9.7.     Purchase of Notes..............................................................................25
         9.8.     Payment on Non-Business Days...................................................................26
10.      Pari Passu Obligations..................................................................................26
11.      Put and Call Rights.....................................................................................26
         11.1.    Certain Definitions............................................................................26
         11.2.    Put Rights of the Holders of the Put/Call Securities...........................................26
         11.3.    Call Rights of the Company.....................................................................27
         11.4.    Closing; Payment of Put/Call Price.............................................................27
         11.5.    Limitations on Obligations of the Company......................................................28
         11.6.    Successive Repurchase Events, etc..............................................................29
         11.7.    No Limitations.................................................................................29
12.      Additional Information..................................................................................29
13.      Payments in U.S. Dollars................................................................................29
14.      Covenants of the Company................................................................................29
         14.1.    Books of Record and Account; Reserves..........................................................29
         14.2.    Payment of Taxes; Existence; Maintenance of Properties; Compliance with Laws; Lines of
                  Business; Proprietary Rights and Licenses......................................................30
         14.3.    Insurance......................................................................................31
         14.4.    Limitation on Discount or Sale of Receivables..................................................31
         14.5.    Limitation on Indebtedness.....................................................................31
         14.6.    Limitations on Restricted Payments.............................................................33
         14.7.    Certain Financial Covenants....................................................................35
         14.8.    Limitation on Tax Consolidation................................................................36
         14.9.    Limitation on Liens............................................................................36
         14.10.   Limitation on Transactions with Affiliates.....................................................37
         14.11.   Limitation on Investments......................................................................39
         14.12.   Limitation on Issuance of Shares of Subsidiaries...............................................39
         14.13.   Limitation on Subsidiary's Consolidation, Merger or Disposition of Property....................39
         14.14.   Limitation on the Company's Consolidation or Merger............................................39
         14.15.   Additional Limitation on Disposition of Property...............................................40
         14.16.   Limitation on Leasebacks.......................................................................41
         14.17.   Modification of Certain Documents, Agreements and Instruments, Fiscal Year.....................41
         14.18.   Maintenance of Quality Ratings with Customers..................................................42
         14.19.   Further Assurances.............................................................................42
15.      Definitions.............................................................................................43
         15.1.    Definitions of Capitalized Terms...............................................................43
         15.2.    Other Definitions..............................................................................59
         15.3.    Accounting Terms and Principles; Laws; Dollars.................................................60

16.      Remedies................................................................................................60
         16.1.    Events of Default Defined; Acceleration of Maturity............................................60
         16.2.    Suits for Enforcement, etc.....................................................................64
         16.3.    No Election of Remedies........................................................................65
         16.4.    Remedies Not Waived............................................................................65
         16.5.    Application of Payments........................................................................65
         16.6.    Collateral Agent...............................................................................65
17.      Registration, Transfer and Exchange of Securities.......................................................65
18.      Replacement of Securities...............................................................................66
19.      Amendment and Waiver....................................................................................66
20.      Method of Payment of Securities.........................................................................67
21.      Expenses; Indemnity.....................................................................................68
22.      Charges; Foreign Currency, etc..........................................................................68
23.      Communications..........................................................................................69
24.      Survival of Agreements, Representations and Warranties, etc.............................................70
25.      Successors and Assigns; Rights of Other Holders.........................................................70
26.      Purchase for Investment; ERISA; Independent Actions.....................................................71
27.      Governing Law; Jurisdiction; Waiver of Jury Trial.......................................................73
28.      Miscellaneous...........................................................................................73
29.      Intercreditor Agreement.................................................................................74

Schedule I                 Schedule of Purchasers
Exhibit 1(a)               Form of Note
Exhibit 1(b)               Form of Warrant
Exhibit 1(e)(i)            Form of Security Agreement
Exhibit 1(e)(ii)           Form of Mortgage
Exhibit 3                  Wire Instructions
Exhibit 4.3(c)             Form of Security Holders' Agreement
Exhibit 4.3(f)             Form of Intercreditor Agreement
Exhibit 4.3(g)(i)          Form of Registration Rights Agreement
Exhibit 4.3(g)(ii)         Form of Amendment to Registration Rights Agreement
Exhibit 4.3(h)             Environmental Reports
Exhibit 4.6                Opinion of Kirkland & Ellis
Exhibit 4.7                Opinion of Choate, Hall & Stewart
Exhibit 4.8                Additional Documents to be Delivered at or Prior to the Closing
Exhibit 4.10(e)            Form of Collateral Agency Agreement
Exhibit 5.2                Names; Jurisdictions of Organization; Subsidiaries
Exhibit 5.5(a)             Shares; Voting Provisions
Exhibit 5.5(b)             Rights, Options, Warrants, etc.
Exhibit 5.6(a)             Financial Statements
Exhibit 5.6(b)             Projections and Pro Forma Unaudited Consolidated Balance Sheet; Certain Purchasers Not
                           Receiving Projections
Exhibit 5.7                Certain Investments and Restricted Payments
Exhibit 5.8                Tax Returns and Payments

Exhibit 5.9                Indebtedness, Liens, Investments, Transactions with Affiliates, Leases and Derivative
                           Transactions
Exhibit 5.12(a)            Filing Offices
Exhibit 5.12(d)            Certain Restrictive Provisions
Exhibit 5.13(b)            Employee Benefit Plans Subject to Title IV of ERISA
Exhibit 5.14               Consents
Exhibit 6                  Use of Proceeds
Exhibit 7                  Certain Purchasers Not Receiving Information Pursuant to Section 7

                      J.L. FRENCH AUTOMOTIVE CASTINGS, INC.
                             3101 South Taylor Drive
                                  P.O. Box 1024
                            Sheboygan, WI 53082-1024

                                                               December 27, 2002


To Each of the Purchasers Named
On Schedule I Attached Hereto

Ladies and Gentlemen:

         J.L. FRENCH AUTOMOTIVE CASTINGS, INC., a Delaware corporation (the "Company"), agrees with you as follows. Certain capitalized terms used herein are defined in section 15.

1.       Authorization of Securities; Security Documents; Other Purchasers; etc.

                  (a) The Company has authorized the issue and sale of its 19% Senior Secured Notes due December 31, 2007 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "Notes") in the aggregate principal amount of $96,410,256.41. The Notes are to be substantially in the form of Exhibit 1(a) attached hereto.

                  (b) The Company has authorized the issue and sale of its warrants (herein, together with any warrants issued in exchange therefor or replacement thereof, called the "Warrants") evidencing rights to purchase in the aggregate 4,041,458 shares of Class Q-1 Common Stock (subject to adjustment as provided therein). The Warrants shall be exercisable for nominal consideration, shall expire on December 31, 2009 and shall be substantially in the form of Exhibit 1(b).

                  (c) The Notes, the Warrants and, unless the context clearly requires otherwise, the Warrant Shares (as defined in the Warrants), are collectively referred to as the "Securities" and each as a "Security".

                  (d) Interest on the Notes is payable quarterly in arrears on the last day of each March, June, September and December, commencing March 31, 2003. As further provided in each of the Notes, 12/19th's of the accrued and unpaid interest on the Notes shall be payable in cash and the balance shall be payable in kind. In no event shall the amount paid or agreed to be paid as interest and premium on any Note exceed the highest lawful rate permissible under any law applicable thereto.

                  (e) The Notes shall be secured by and entitled to the benefits of the following:

                           (i) fully perfected security interests in and Liens
                  on substantially all presently-owned and after-acquired tangible and intangible personal property and fixtures of the Company and its Subsidiaries (other than any Foreign Subsidiary), whether now existing or hereafter acquired or organized, including, without limitation, a fully perfected pledge of all (or 65% in the case of any Foreign Subsidiary (but no Foreign Subsidiary shall be required to pledge assets)) of the outstanding Shares of each Subsidiary, pursuant to one or more guarantee and collateral agreements substantially in the form of Exhibit 1(e)(i) attached hereto (each, a "Security Agreement"; collectively, the "Security Agreements");

                           (ii) fully perfected mortgages or deeds of trust on
                  all real estate (and appurtenant interests) now or hereafter owned or leased by the Company and its Subsidiaries (other than any Foreign Subsidiary), whether now existing or hereafter acquired or organized, pursuant to one or more mortgages or deeds of trust substantially in the form of
                  Exhibit 1(e)(ii) attached hereto (each a "Mortgage" and collectively, the "Mortgages");

                           (iii) unconditional guarantees by each Subsidiary of
                  the Company (other than any Foreign Subsidiary), whether now existing or hereafter acquired or organized, pursuant to one or more Security Agreements.

                           (f) The Securities are to be issued under this
                  Agreement to you and each of the other purchasers (the "Other Purchasers") named in Schedule I attached hereto. The issue of Securities to you and the issues of Securities to each of the Other Purchasers are separate transactions and you shall not be liable or responsible for the acts or defaults of the Other Purchasers.

2. Sale and Purchase of Securities. The Company will issue and sell to you and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein and in the other Operative Documents, you will purchase from the Company, at the Closing, as specified in section 3, such Securities as are specified on that portion of
Schedule I attached hereto as is applicable to you. The aggregate purchase price of the Notes and the Warrants shall be $94,000,000, which amount shall be allocated solely to the Notes. The Company, you and each of the Other Purchasers agree that the values ascribed to the Securities (which values shall be used by the Company, you and the Other Purchasers, as well as any subsequent holder of any of the Securities, for all purposes, including the preparation of tax returns) shall be determined in accordance with the foregoing.

3. Closing. The closing of the sale and purchase of the Securities hereunder (the "Closing") shall take place at the office of Messrs. Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts 02109, on December 27, 2002 (or on such other date (not later than December 31, 2002) as may be agreed to in writing by the Company, you and each of the Other Purchasers) (the "Closing Date"). The Closing shall occur not later than 11:00 A.M. Boston time (your reinvestment deadline) on the Closing Date. At the Closing, the Company will deliver to you the Securities to be purchased by you at the Closing against payment of the purchase price thereof to (or for the benefit of) the Company in immediately available funds in accordance with the wire instructions set forth on Exhibit 3 attached hereto. Delivery of the Securities to be purchased by you at the Closing shall be made in the form of one or more Notes and Warrants, in such denominations and registered in such names as are specified on Schedule I attached hereto and in each case dated, and in the case of the Notes, bearing interest from the Closing Date. If at the Closing the Company shall fail to tender the Securities to be delivered to you thereat as provided herein, or if at the Closing any of the conditions specified in section 4 shall not have been fulfilled to your reasonable satisfaction or waived, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights you may have by reason of such failure or such non-fulfillment.

4. Conditions to Closing. Your obligation to purchase and pay for the Securities to be purchased by you hereunder at the Closing is subject to the fulfillment to your reasonable satisfaction or waiver, prior to or at the Closing, of the following conditions:

         4.1. Representations and Warranties Correct. The representations and warranties made by the Company herein and in the other Operative Documents shall have been true and correct when made and shall be true and correct in all material respects at and as of the time of the Closing (after giving effect to the transactions consummated at the Closing).

         4.2. Performance; No Default. The Company shall have performed all agreements and complied with all conditions contained herein and in the other Operative Documents required to be performed or complied with by them prior to or at the Closing. At the time of the Closing (after giving effect to the transactions consummated at the Closing), no Default or Event of Default shall exist. Since December 31, 2001, no event shall have occurred which could reasonably be expected to result in a Material Adverse Change.

         4.3. Related Transactions.

                  (a) The debt and equity capitalization of the Company and its Subsidiaries shall be in all respects reasonably satisfactory to you. After giving effect to the Closing, neither the Company nor any of its Subsidiaries shall have any Indebtedness other than that evidenced by the Notes and that which is specified on Exhibit 5.9 attached hereto.

                  (b) The Organizational Documents of the Company and each of its Subsidiaries (other than any Foreign Subsidiary) shall be satisfactory to you in all material respects, and, without limiting the generality of the foregoing, the Certificate of Incorporation of the Company shall have been amended to provide for the Class Q-1 Common Stock.

                  (c) You, each of the Other Purchasers, the Company, Onex and J2R Partners III (an Affiliate of Onex) shall have entered into a Security Holders' Agreement substantially in the form of Exhibit 4.3(c) attached hereto (the "Security Holders' Agreement"), and such agreement shall be in full force and effect.

                  (d) The Company shall have furnished evidence satisfactory to you that the Grandville, Taylor and Witham facilities have attained a Ford Motor Co. "Q1" rating.

                  (e) The First Lien Credit Documents shall have been executed and delivered and shall be in full force and effect. The Company shall have established pursuant thereto (after giving effect to the prepayments to be made on the Closing Date specified in Section 2.3 of the Fifth Amendment to the First Lien Credit Agreement): (i) $90,000,000 committed revolving credit facilities maturing on June 30, 2006, (ii) a

         $133,000,000 term loan "B" facility with a final maturity on October 21, 2006 and (iii) $95,000,000 term loan "C" facility maturing on October 22, 2006. The terms of the First Lien Credit Documents shall be satisfactory to you in all material respects and, prior to the payment of interest due on the Senior Subordinated Notes but after payment of all fees associated with the Closing and related transactions (including, without limitation, the $1,000,000 fee referred to in Section 14.6(a)(iv)(C) to be paid to Hidden Creek or its Affiliates), the undrawn availability under the revolving credit facility thereunder shall not be less than $30,000,000.

                  (f) The Company, you, each of the Other Purchasers and the Administrative Agent, on behalf of First Lien Creditors shall have entered into an intercreditor agreement substantially in the form of
         Exhibit 4.3(f) attached hereto (the "Intercreditor Agreement"), pursuant to which the relative priorities of the Liens securing the Notes and certain other obligations shall be established, and such agreement shall be in full force and effect.

                  (g) You, each of the Other Purchasers and the Company shall have entered into a second amendment to the Company's Registration Agreement dated April 21, 1999 substantially in the form of Exhibit 4.3(g)(i) attached hereto, and such agreement (as so amended, the "Registration Rights Agreement"), a true correct and complete copy of which, including all amendments, modifications and supplements thereto, is attached as Exhibit 4.3(g)(ii) attached hereto, shall be in full force and effect.

                  (h) The Company shall have furnished to you the environmental reports specified on Exhibit 4.3(h) attached hereto and such reports shall be in satisfactory to you in all material respects.

                  (i) The Company shall have furnished to you true, correct and complete copies of (i) all material agreements between the Company or any of its Subsidiaries on the one hand and Onex and any of its Affiliates on the other hand, including, without limitation, the Hidden Creek Management Agreement, (ii) the Investor Stockholders Agreement dated as of April 21, 1999, as amended by two amendments dated May 28, 1999 and November 30, 2000, and (iii) the Management Stockholders Agreement dated as of July 16, 1999 (the "Management Stockholders Agreement"), and the terms of such agreements shall be satisfactory to you in all material respects.

         4.4. Compliance Certificate. You shall have received an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in sections 4.1 and 4.2 have been fulfilled or waived.

         4.5. Payment of Transaction Costs. The Company shall have paid, in immediately available funds all reasonable fees, out-of-pocket expenses and disbursements incurred by you and the Other Purchasers at or prior to the time of the Closing in connection with the transactions contemplated by the Operative Documents, including, without limitation, the reasonable fees, out-of-pocket expenses and disbursements of one special counsel to the Purchasers.

         4.6. Opinion of Counsel for the Company. At the Closing, you shall have received an opinion, dated the Closing Date, from Kirkland & Ellis, counsel for the Company in a form reasonably satisfactory to you, which shall be attached hereto as Exhibit 4.6.

         4.7. Opinion of Your Special Counsel. At the Closing, you shall have received an opinion dated the Closing Date, from your special counsel, Choate, Hall & Stewart, substantially in the form of Exhibit 4.7 attached hereto.

         4.8. Certain Additional Documents to be Delivered at or Prior to the Closing. You shall have received the items specified on Exhibit 4.8 attached hereto, each of which shall be satisfactory to you in all material respects.

         4.9. Sale of Securities to Other Purchasers. At the Closing, the Company shall sell to the Other Purchasers the Securities to be purchased at the Closing by the Other Purchasers and shall receive payment in full of the purchase price thereof.

         4.10. Security Documents; Collateral; Collateral Agency Agreement.

                  (a) The Security Documents shall have been duly authorized, executed and delivered by each of the parties thereto and shall be in full force and effect and all agreements, documents and instruments required to be executed, delivered, filed and/or recorded in connection therewith shall have been so executed and delivered and shall be in proper form for filing and/or recording. The Liens created by the Security Documents shall be subject to no prior Lien except such other Liens as may be permitted under section 14.9 or consented to in writing by the Required Holders of the Notes.

                  (b) You and your special counsel shall be satisfied in all material respects as to: (i) the insurance coverages (including title insurance) applicable to any portion or all of the Collateral; (ii) compliance by the Company with all laws, statutes, rules and regulations applicable to any portion or all of the Collateral (including those relating to permitting, zoning and/or to environmental matters), except where non-compliance therewith could not be reasonably be expected to result in a Material Adverse Change; (iii) the title to the Collateral (and the absence of any Liens, other than those permitted under section 14.9, or any outstanding claims); (iv) the condition and value of the Collateral; (v) the recording, filing, validity, perfection and priority of all Liens created by the Security Documents (and the payment of all related fees and taxes) and (vi) the receipt by the Company of all consents of landlords, tenants and subtenants or other parties to any agreement whose consent is or may be necessary in connection with the execution, delivery and performance of any of the Security Documents.

                  (c) In connection with the foregoing, at or prior to the Closing, you shall have received the following items, each of which shall be in form and substance reasonably satisfactory to you:

                           (i) a certificate or certificates of insurance
                  evidencing the insurance coverages maintained by the Company, which certificates shall name you and each of the Other Purchasers or the Collateral Agent as additional insureds and loss payees, as applicable, and shall demonstrate that the insurance policies evidenced thereby comply with the terms of this Agreement and of the other Operative Documents relating to insurance matters, including, without limitation, section 3(d) of the Security Agreement and Section 5 of the Mortgages relating to the real property in Grandville, Michigan, Benton Harbor, Michigan Glasgow, Kentucky and Sheboygan, WI;

                           (ii) a mortgagee's title insurance policy insuring
                  the priority of the Mortgages, free from all Liens and encumbrances and without exception for (A) filed or unfiled mechanics' liens, (B) survey matters and (C) any other matters, except for "Permitted Encumbrances" as defined in the Mortgages, such policy to be issued by a title insurance company reasonably satisfactory to you and containing such endorsements and affirmative insurance as you may reasonably request;

                           (iii) current instrument surveys (with surveyors'
                  certifications) of the "Real Estate" (as defined in the Mortgages);

                           (iv) UCC financing statements (naming the Company and
                  each of its Subsidiaries (other than any Foreign Subsidiaries) as debtors and the holders of the Notes as secured parties) in proper form for filing in the offices specified on Exhibit 5.12(a); and

                           (v) lien searches on the Company and each of its
                  Subsidiaries (other than any Foreign Subsidiaries) from the applicable offices in each jurisdiction of incorporation or other organization thereof and each jurisdiction in which any of the assets and properties of the Company and each of its Subsidiaries (other than any Foreign Subsidiaries) shall be located at or after the Closing, which searches shall not reveal any prior financing statement or similar filing covering any portion or all of the Collateral (other than financing statements or filings to be terminated at or prior to the Closing, those permitted under section 14.9 or those consented to in writing by the Required Holders of the Notes).

                  (d) You shall have completed such investigations of, and received such information concerning, the Collateral as you determine to be necessary, and the results thereof shall be satisfactory to you in all material respects.

                  (e) You, each of the Other Purchasers and JPMorgan Chase Bank shall have entered into a collateral agency agreement substantially in the form of Exhibit 4.10(e) attached hereto (the "Collateral Agency Agreement") pursuant to which, among other things, JPMorgan Chase Bank shall have been appointed collateral agent (the "Collateral Agent") for the holders of the Notes, and such Collateral Agency Agreement shall be in full force and effect.

         4.11. Proceedings and Documents. All proceedings in connection with the transactions contemplated by the Operative Documents and all agreements, documents and instruments incident to such transactions shall be satisfactory in all material respects to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or copies thereof as you or they may reasonably request.

5. Representations and Warranties. The Company represents and warrants on the Closing Date that (after giving effect to the transactions consummated at the Closing):

         5.1. Organization, Standing, etc. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing (if applicable with respect to foreign jurisdictions) under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties, to carry on its business as now conducted, and now proposed to be conducted as described in the Disclosure Documents referred to in section 5.4, and to execute, deliver and perform each of the Operative Documents to which it is a party and to consummate the transactions contemplated by the Operative Documents to which it is a party.

         5.2. Names; Jurisdictions of Organization; Subsidiaries. Exhibit 5.2 attached hereto correctly specifies as to the Company and each of its
Subsidiaries: (a) its legal name, (b) the jurisdiction of its organization, and
(c) each jurisdiction (other than its jurisdiction of organization) in which it is qualified to do business.

         5.3. Qualification. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

         5.4. Business, etc. The Company and its Subsidiaries are engaged in the business of the design, manufacture, distribution and sale of aluminum die casting, aluminum fabrication and aluminum machining components and assemblies for automotive original equipment manufacturers (the "Business"). The Company has furnished to you true, correct and complete copies of (i) the Confidential Private Placement Memorandum for the Company dated August 2002 and prepared by Credit Suisse First Boston, and (ii) the other documents specified on Exhibit
4.8 attached hereto (the "Disclosure Documents").

         5.5. Shares; Voting Provisions; Options; Warrant Shares, etc.

                  (a) Exhibit 5.5(a) attached hereto correctly and fully specifies as to the Company and each of its Subsidiaries (after giving effect to the transactions consummated at the Closing) (i) its authorized and outstanding Shares and (ii) the name of each record and beneficial owner of such Shares, together with the number (and class, if any) and percentage of such Shares held by each such Person. All of the outstanding Shares of the Company and each of its Subsidiaries are, and all Warrant Shares issued upon exercise of the Warrants in accordance with the terms thereof will be, duly authorized, validly issued, fully paid and non-assessable (to the extent applicable to such Shares) and not subject to any preemptive right, right of first refusal or similar right on the part of the Company or any other Person (except
         (y) as provided in the Security

         Holders' Agreement and (z) as set forth on Exhibit 5.5(a)) and all of such Shares have been (or will have been) offered, issued and sold in all material respects in accordance with all applicable laws. Except as set forth on Exhibit 5.5(a) attached hereto, the owners of the Shares indicated on Exhibit 5.5(a) attached hereto own the Shares indicated on such exhibit free of any Lien (other than Liens permitted under section 14.9), proxy, voting agreement, voting trust, stockholders agreement or similar agreement or restriction (other than the Security Holders' Agreement, the Investor Stockholders Agreement and the Management Stockholders Agreement). Except for the Security Holders' Agreement and except as set forth on Exhibit 5.5(a) attached hereto, neither the Organizational Documents nor any other agreement, document or instrument binding on or applicable to the Company or any of its Subsidiaries or any of the holders of its Shares contains any provision requiring a higher voting requirement with respect to action taken (and/or to be taken) by its board of directors (as defined in section 15.2) or the holders of its Shares than that which would apply in the absence of such provision. Onex (directly or indirectly) has the right (by virtue of the terms of the Investors Stockholders Agreement) to elect or designate for election a majority of the members of the board of directors of the Company (and thereby to direct or cause the direction of the management and policies of the Company and each of its Subsidiaries), and, except for the Security Holders' Agreement and the Investor Stockholders Agreement or as set forth on Exhibit 5.5(a) attached hereto, Onex is not subject to any agreement or restriction (other than those arising under applicable securities laws and other than immaterial restrictions) that affects its right (or the right of its Affiliates) to vote or transfer any of such Shares or to exercise any other incident of ownership of any of such Shares.

                  (b) Except as provided in section 11 and the Registration Rights Agreement, except for the Warrants and except as set forth on
         Exhibit 5.5(b) attached hereto (after giving effect to the consummation of the transactions consummated at the Closing), (i) there are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance by, the Company or any of its Subsidiaries of any of its Shares or any securities convertible into or exercisable or exchangeable for such Shares; (ii) there are no agreements on the part of the Company or any of its Subsidiaries to issue, sell or distribute any of its Shares, other securities or assets (other than the sale of inventory in the ordinary course of business); (iii) except pursuant to the Management Stockholders Agreement, neither the Company nor any of its Subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its Shares or any interest therein or to pay any dividend or make any distribution in respect thereof; and (iv) no Person is entitled to any registration rights with respect to the registration of any Shares of the Company or any of its Subsidiaries under applicable securities laws.

                  (c) The aggregate number of shares of Class Q-1 Common Stock issuable upon exercise in full of the Warrants immediately after the Closing is 4,041,458, which, if then issued, would constitute not less than 5.0% of the Common Stock (calculated on a fully-diluted basis) assuming the conversion, exercise and exchange of all outstanding securities convertible into and exercisable or exchangeable for Common Stock, including, without limitation, the Warrants. The Company has reserved 4,041,458 shares of Class Q-1 Common Stock solely for issuance upon exercise of the Warrants.

         5.6. Financial Statements. You have been furnished with:

                  (a) the financial statements referred to on Exhibit 5.6(a) attached hereto, which financial statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position and the results of operations and cash flows of the Person(s) purported to be covered thereby as at the respective dates and for the respective periods indicated in conformity with GAAP (subject, in the case of any unaudited financial statements, to normal year-end and audit adjustments and the omission of footnote disclosure);

                  (b) the projections referred to on Exhibit 5.6(b) attached hereto, which projections were prepared in good faith, are based upon assumptions that the Company believes are reasonable and take into account all material information regarding the matters set forth therein. Such projections represent the Company's current estimate of the future financial performance of the Company and its Subsidiaries. The Company does not currently anticipate any material deviation from such projections; and

                  (c) the pro forma unaudited consolidated balance sheet referred to on Exhibit 5.6(b) attached hereto, which balance sheet sets forth the estimated financial position of the Company and its Subsidiaries as at the Closing Date, adjusted on a pro forma basis to give effect to the consummation on the Closing Date of the transactions contemplated by the Operative Documents, and reflects all known material liabilities (absolute, contingent or otherwise, pursuant to any Guarantees or other arrangements) of the Persons purported to be covered thereby as at the Closing Date.

         Notwithstanding anything to the contrary contained in this section 5.6, those certain Purchasers referred to on Exhibit 5.6(b) attached hereto hereby acknowledge that they have not been furnished with the projections described in section 5.6(b).

         5.7. Changes; Solvency, etc. Since December 31, 2001: (a) there has been no change in the assets, liabilities or financial condition of the Company or any of its Subsidiaries from that set forth in the balance sheet as at such date referred to on Exhibit 5.6(a) attached hereto, other than changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse, (b) no condition or event has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Change and (c) except as set forth on Exhibit 5.7 attached hereto, no Investment (other than Permitted Investments) and no Restricted Payment has been, directly or indirectly, declared, ordered, paid or made. Each of the Company and each of its Subsidiaries is (and, after giving effect to the consummation of the transactions at Closing, will be) Solvent.

         5.8. Tax Returns and Payments.

                  (a) The Company and each of its Subsidiaries have filed all federal and other material tax returns required by law to be filed and have paid all taxes and assessments shown to be due and payable on such returns and all other material governmental charges levied upon any of their respective properties, assets, income, receipts, franchises or sales other than (i) those currently being contested in good faith by appropriate proceedings

         (all of which are specified on Exhibit 5.8 attached hereto and none of which, if adversely resolved, could reasonably be expected to result in a Material Adverse Change) and (ii) those not yet delinquent. The income tax liability of each of the Company and each of its Subsidiaries has been finally determined by all applicable foreign and domestic, federal, provincial, state and local governmental authorities, and satisfied, or the time for audit has expired, for all fiscal years through the fiscal year specified as applicable for such Person on Exhibit 5.8 attached hereto. Except as set forth on Exhibit
         5.8 attached hereto, neither the Company nor any of its Subsidiaries has executed any waiver or waivers that would have the effect of extending the applicable statute of limitations in respect of income tax liabilities. The charges, accruals and reserves in the financial statements referred to on Exhibit 5.6(a) attached hereto in respect of taxes for all fiscal periods are adequate as determined under GAAP, and there are no known unpaid assessments for additional taxes for any fiscal period or of any basis therefor.

                  (b) Except as set forth on Exhibit 5.8 attached hereto, no material liability for any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, levy, impost, fee, charge or withholding, directly or indirectly, imposed, assessed, levied or collected by or for the account of any governmental authority of or in any jurisdiction, will be incurred by the Company or any of its Subsidiaries as a result of the execution or delivery of any of the Operative Documents, and no such liability will be imposed on the Company or any of its Subsidiaries with respect to or on account of any payment (or other performance) by the Company or any of its Subsidiaries under any of the Operative Documents, provided that the Company agrees that payments due under the Operative Documents shall not be reduced as a result of any such liability, whether or not the same is specified on Exhibit 5.8 attached hereto, as further provided in sections 21 and 22 hereof. Under applicable laws, regulations and rulings currently in effect in the jurisdictions in which the Company or any of its Subsidiaries is incorporated or does business, there is no material limit on the conversion of any currency owned by the Company or any of its Subsidiaries into U.S. dollars, or the export or use of such U.S. dollars and any other U.S. dollars owned by the Company or any of its Subsidiaries, at the times and in the amounts necessary to permit the Company and its Subsidiaries to discharge their obligations under the Operative Documents. If any material exchange control or similar limitations are instituted, the Company will, and will cause each of its Subsidiaries to, take all requisite action to obtain any consent, approval or other governmental action necessary to permit timely discharge of such obligations in U.S. dollars.

         5.9. Indebtedness, Liens, Investments, Transactions with Affiliates, Leases and Derivative Transactions. Exhibit 5.9 attached hereto correctly describes as to the Company and each of its Subsidiaries:

                  (a) all of its Indebtedness to be outstanding immediately following the Closing in an amount, either individually or in the aggregate, of $500,000 or more (other than that evidenced by the Notes);

                  (b) all Liens to which any of its properties and assets will be subject immediately following the Closing (other than those of the character described in section 14.9(a)(ii));

                  (c) all of its Investments having a fair market value, individually or in the aggregate, of $500,000 or more (and all agreements and commitments to make Investments) to be owned or held immediately following the Closing (other than Investments of the character described in clauses (b) through (f), inclusive, of the definition of Permitted Investments);

                  (d) all material agreements (including, without limitation, all employment and management consulting agreements) with its Affiliates and all transactions involving more than $500,000 in value with such Affiliates which it is now obligated or now intends to consummate at any time in the future;

                  (e) each lease of real and/or personal property (other than any lease under which the Company and its Subsidiaries pay less than $500,000 in the aggregate during any period of twelve consecutive months) under which it is a lessee or sublessee and the name of the lessor, the lessee or sublessee, a general description of the property leased, the annual rents payable thereunder and the term thereof; and

                  (f) all Derivative Transactions to which it was (during the period of 12 months ended on the Closing Date), is now or is obligated or intends to become, a party and in which the aggregate amount involved exceeds or will exceed $500,000.

         5.10. Title to Properties; Liens; Leases; Real Property. The Company and each of its Subsidiaries has good and valid (in the case of personalty) and good and marketable (in the case of real property) title to all of their respective material properties and material assets (including, without limitation, the material properties and material assets reflected in the balance sheet dated December 31, 2001, referred to on Exhibit 5.6(a) attached hereto), free and clear of all Liens (other than Liens permitted under section 14.9) except properties and assets disposed of since such date in the ordinary course of business. The Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all material leases under which it operates, and all of such leases are valid, subsisting and in full force and effect and are on "arm's length" terms. The only material leases of real property to which the Company or any of its Subsidiaries is a party are listed on Exhibit 5.9 attached hereto. There are no subtenants or licensees of any material real property leased by the Company or any of its Subsidiaries.

         5.11. Litigation, etc. There is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened (or any basis therefor known to the Company) against or affecting the Company or any of its Subsidiaries which (a) questions the validity of any of the Operative Documents or any action taken or to be taken pursuant thereto or (b) has resulted in, or could reasonably be expected to result in, a Material Adverse Change. There is no outstanding judgment, decree or order against or affecting the Company or any of its Subsidiaries which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

         5.12. Valid and Binding Obligations; Compliance with Other Instruments; Absence of Restrictions, etc.

                  (a) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity). Each of the other Operative Documents to which the Company or any of its Subsidiaries is a party has been duly authorized by the Company or such Subsidiary, as the case may be, and, when executed and delivered, will constitute the valid and legally binding obligation of the Company or such Subsidiary, as the case may be, enforceable against it in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity). The provisions of the Security Documents are effective to create in favor of and for the benefit of the holders of the Notes and the other Secured Obligations (as defined in the Security Documents) legal, valid and enforceable Liens in and on all of the right, title and interest of the Company and each of its Subsidiaries (other than any Foreign Subsidiary) in the Collateral. Upon the filing of the financing statements and other instruments specified on Exhibit 5.12(a) attached hereto in the applicable offices listed on such exhibit, and the payment of associated fees, there shall have been created in favor of the holders of the Notes fully perfected Liens in and on all right, title and interest of the Company and each of its Subsidiaries (other than any Foreign Subsidiary) in the Collateral (to the extent a security interest in the Collateral can be perfected by such filings), subject to no other Liens or claims of any other Person other than Liens permitted under section 14.9(a). No other filing or action is required in order to perfect such Liens.

                  (b) Neither the Company nor any of its Subsidiaries is in violation of or in default under any term of its Organizational Documents, or of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to it or any of its properties and assets, in any way which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Without limiting the generality of the foregoing:

                           (i) the Company and each of its Subsidiaries is in
                  compliance in all material respects with and has duly and timely filed all required filings and reports pursuant to all applicable laws, statutes, rules and regulations, except where such non-compliance or failure to file has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change, and neither the Company nor any of its Subsidiaries has received any notices to the contrary;

                           (ii) the Company and each of its Subsidiaries is, and
                  has been, in compliance with (and none of them nor any of their predecessors in interest has received any notice to the contrary) and there is no reasonable possibility of any liability of or any judgment, decree or order binding upon or applicable to the Company and/or any of its Subsidiaries or any of their properties or assets under or on account of, any Environmental Laws, including, without limitation, legal requirements relating to the use, storage, handling, transport and disposal of Hazardous Materials, in each case except where the same has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change;

                           (iii) neither the Company nor any of its Subsidiaries
                  nor, to the best of the Company's knowledge, any other Person, has ever caused or permitted any Hazardous Materials to be disposed of on or under any real property owned or leased by the Company or any of its Subsidiaries in any manner not permitted by all applicable laws, except for any disposals that have not resulted in, and could not reasonably be expected to result in, a Material Adverse Change; and

                           (iv) no real property ever owned or leased by the
                  Company or any of its Subsidiaries has ever been used by the Company or any of its Subsidiaries or, to the best of the Company's knowledge, any third party as (A) a disposal site or permanent storage site for any Hazardous Materials or (B) a temporary storage site for any Hazardous Materials, in each case except in compliance with applicable Environmental Laws, except where non-compliance has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. All Hazardous Materials used or generated by the Company or any of its Subsidiaries (including any business merged into or otherwise acquired by the Company or any of its Subsidiaries) have been generated, accumulated, stored, transported, treated, recycled and disposed of in compliance with all applicable laws and regulations, except for any non-compliance that has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. There are no underground storage tanks or underground petroleum receptacles on any real property owned or leased by the Company or any of its Subsidiaries where the existence of such tanks or receptacles has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Neither this Agreement nor the transactions contemplated hereby will result in any obligations for site assessment or cleanup, or notification to or consent of any governmental agency or third party, under any Environmental Law.

                  (c) The execution, delivery and performance of and the consummation of the transactions contemplated by the Operative Documents will not violate or constitute a default under, or permit any Person to accelerate or to require the prepayment of any Indebtedness of the Company or any of its Subsidiaries or to terminate any material lease or agreement of the Company or any of its Subsidiaries pursuant to, or result in the creation of any Lien (other than the Liens created by the First Lien Credit Documents and the Security Documents) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any term of the Organizational Documents of the Company or any of its Subsidiaries or of any material agreement, document, instrument (including, without limitation, the Senior Subordinated Note Documents), judgment, decree, order, law, statute, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties and assets.

                  (d) Except as set forth on Exhibit 5.12(d) attached hereto, neither the Company nor any of its Subsidiaries is a party to or bound by or subject to any Organizational Document or any material agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation (other than the Operative Documents, the Senior Subordinated Note Documents and the First Lien Credit Documents and laws, statutes, rules or regulations affecting businesses generally): (i) which restricts its right or ability to incur Indebtedness, to issue securities or to consummate the transactions contemplated hereby; (ii) under the terms of or pursuant to which its obligation to pay all amounts due from it and/or to perform all obligations imposed on it and/or to comply with the terms applicable to it under any of the Operative Documents is in any way restricted; or (iii) which restricts its right or ability to pay dividends and/or to make any other distributions in respect of its Shares, to mortgage or dispose of its properties, to consummate any merger, consolidation or acquisition, to make Investments or capital expenditures, to enter into and perform leases, to pay executive compensation and/or to conduct its business as now conducted and now proposed to be conducted.

         5.13. ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance which have not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not individually or in the aggregate result in a Material Adverse Change.

                  (b) Except as set forth on Exhibit 5.13(b) attached hereto, neither the Company nor any ERISA Affiliate has operated any Plan which is subject to Title IV of ERISA.

                  (c) The expected postretirement benefit obligation of the Company and its Subsidiaries (determined in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) does not exceed $9,000,000.

                  (d) The consummation of the transactions contemplated by the Operative Documents will not involve any transaction that is subject to the prohibitions of section

         406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this section 5.13(d) is made in reliance upon and subject to the accuracy of your representation in section 26(b) as to the sources of the funds used to pay the purchase price of the Securities to be purchased by you.

                  (e) Each plan, fund or similar program established or maintained outside of the United States of America by the Company and/or any of its Subsidiaries or to which contributions are, or within the preceding five years have been made or required to be made by the Company and/or any of its Subsidiaries for the benefit of its employees or former employees residing outside of the United States of America which provides for pension, retirement income, health or medical insurance, disability or other employee benefits and which is not subject to ERISA or the Code (collectively, the "Foreign Employee Plans") has been operated or administered, in compliance with its terms and the requirements of all applicable laws, statutes, rules and regulations, except for instances of noncompliance which have not resulted in, and could not reasonably be expected to result in, a Material Adverse Change, has been registered where required by applicable law and maintained in good standing with all applicable regulatory authorities, and, with respect to each such plan, fund or similar program, each of the Company and its Subsidiaries has satisfied its funding or contribution obligations in accordance with the terms thereof and applicable laws, except in each case where the failure to do the same has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

                  (f) No event, transaction or condition has occurred or exists with respect to any Foreign Employee Plan that could reasonably be expected to result in the imposition of any Lien on the Company or a Subsidiary or the incurrence by the Company or any Subsidiary of any penalty, penalty tax or fine under any applicable law, other than such Liens, penalties, penalty taxes or fines as would not individually or in the aggregate result in, and could not reasonably be expected to result in, a Material Adverse Change.

                  (g) The present value of the aggregate benefit liabilities under the Foreign Employee Plans (for which funding is required pursuant to applicable law or the terms thereof), determined as of the end of each such Foreign Employee Plan's most recently ended year on the basis of both the going concern and solvency actuarial valuation assumptions and methodologies contained in each such Foreign Employee Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of the Foreign Employee Plans allocable to such benefit liabilities by more than $15,200,000 (or its equivalent in any other currency) in the aggregate for all such Foreign Employee Plans.

         5.14. Consents, etc. No consent, approval or authorization of, or declaration or filing with, or other action by, any Person (including, without limitation, any trustee under the Senior Subordinated Note Documents and any governmental authority) is required on the part of the Company or any of its Subsidiaries as a condition precedent to the valid execution, delivery and performance of and the consummation of the transactions contemplated by the Operative Documents and/or the exercise by any holder of any Securities of any of its rights in respect thereof, other than (a) those specified on Exhibit 5.14 attached hereto, all of which have been obtained and are unconditional, in full force and effect and not subject to appeal or review and (b) consents required under immaterial contracts and other immaterial consents. Without limiting the generality of the foregoing, no filing is required in connection with the transactions contemplated hereby (including, without limitation, the issue and sale of the Securities and the Acquisition) under the Clayton Act or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, each as amended.

         5.15. Proprietary Rights; Licenses. The Company and each of its Subsidiaries have all Proprietary Rights and Licenses as are necessary for the conduct of their respective businesses as now conducted and now proposed to be conducted, without any known conflict with the rights of others, except where the failure to have any such Proprietary Right and/or License has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. Each such Proprietary Right and License is in full force and effect, all material obligations with respect thereto have been fulfilled and performed and, to the knowledge of the Company, there is no material infringement thereon by any other Person. No default in the performance or observance by the Company or any of its Subsidiaries (or any of the predecessors in interest to the Company or any of its Subsidiaries) of their respective obligations thereunder has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any Proprietary Right or License which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

         5.16. Offer of Securities; Investment Bankers. Neither the Company nor any Person acting on its behalf (a) has taken or will take any action which would bring the issuance and sale of the Securities within the provisions of section 5 of the Securities Act or the registration or qualification provisions of any applicable blue sky or other securities laws, (b) has dealt with any broker, finder, commission agent or other similar Person in connection with the sale of the Securities and the other transactions contemplated by the Operative Documents, other than Credit Suisse First Boston Corporation, or (c) is under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions, other than Credit Suisse First Boston Corporation, which fees are the obligation solely of the Company.

         5.17. Government Regulation. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Company Act of 1935, the Federal Power Act, the ICC Termination Act of 1995 or the Investment Company Act of 1940, each as amended. Neither the Company nor any of its Subsidiaries is a Person or entity described by section 1 of Executive Order 13224 of September 24, 2001 entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism, 66 Fed. Reg. 49,079 (2001), and neither the Company nor any of its Subsidiaries engages in any transactions or dealings, or is otherwise associated with any such persons or entities. Neither the Company nor any of its Subsidiaries is in violation of the USA Patriot Act, as amended.

         5.18. Disclosure. Neither this Agreement, nor any of the other Operative Documents nor the Disclosure Documents, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in the light of the circumstances under which such statements were made, it being understood that, except as set forth in section 5.6, no representation or warranty is made with respect to any projections or other prospective financial information. There is no fact known to the Company or any of its Subsidiaries (other than information concerning general economic conditions known to the public generally) which has resulted in, or could reasonably be expected to result in, a Material Adverse Change which has not been set forth in this Agreement, the other Operative Documents and the Disclosure Documents.

         5.19. Labor Relations; Suppliers, Distributors and Customers. No dispute involving employees of the Company or any of its Subsidiaries or their respective relationships with their respective employees has resulted in, or could reasonably be expected to result in, any Material Adverse Change. The relationships with the suppliers to and distributors for and customers of the Company and its Subsidiaries are satisfactory commercial working relationships and, during the 12-month period ended on the Closing Date, no such supplier, distributor or customer has canceled or otherwise terminated its relationship with or decreased its services, supplies or materials to or its usage or purchase of the services or products of the Company or any of its Subsidiaries in a manner which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. The Company is not aware of any intention of any such supplier, distributor or customer to take any such action which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

         5.20. Foreign Assets Control Regulations, etc. Neither the sale of the Notes by the Company nor the use of the proceeds therefrom, nor the execution, delivery and performance of this Agreement by the Company, will violate the United States Trading with the Enemy Act, as amended, or any of the foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

6. Use of Proceeds; Federal Reserve Board Regulations, etc.

                  (a) The proceeds of the sale of the Securities will be used on the Closing Date to make the payments to the Persons and for the purposes specified on the schedule of sources and uses attached as
         Exhibit 6 hereto, and the remaining balance of such proceeds will be used for general corporate and working capital purposes of the Company and its Subsidiaries in accordance with the terms of the Operative Documents.

                  (b) Neither the Company nor any of its Subsidiaries owns, or will use, directly or indirectly, any part of the proceeds of the sale of the Securities for the purpose of purchasing or carrying, any "margin stock" or "margin security" within the meaning of any regulation of the Board of Governors of the Federal Reserve System (herein called a "margin security") or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute the transactions contemplated by the Operative Documents a "purpose credit" within the meaning of any such regulation or cause this Agreement or any of the other Operative Documents to violate any such regulation, the Exchange Act or any other applicable law, statute, regulation, rule, order or restriction.

7. Financial Statements and Information. The Company will furnish to you in duplicate, so long as you shall be obligated to purchase Securities hereunder or shall hold any of the

Securities, and to each other institutional holder from time to time of the Securities, provided that after the Notes shall have been repaid in full in cash, the Company shall not be obligated to comply with the provisions of sections 7(c)(ii)(B), 7(c)(iii)(other than clause (B) thereof), 7(f), 7(g)(to the extent that it requires notices of Defaults and Events of Default), 7(i) and 7(j):

                  (a) within (i) 30 days after the end of each monthly accounting period in each fiscal year of the Company and (ii) 60 days (or whatever shorter period within which the Company may be required under applicable law, statute, rule or regulation to file its financial statements with the Commission (or any analogous foreign governmental authority)) after the end of each of the first three quarterly accounting periods in each fiscal year of the Company, the consolidated (and unaudited consolidating) balance sheets of the Company and its Subsidiaries as at the end of such period and the related consolidated (and unaudited consolidating) statements of operations, stockholders' investment and comprehensive income and cash flows for such period and for the portion of such fiscal year ended on the last day of such period, in each case setting forth in comparative form the corresponding figures for the same period and portion of the next preceding fiscal year and the corresponding figures from the budgets for such period and for the fiscal year which includes such period;

                  (b) within 120 days (or whatever shorter period within which the Company may be required under applicable law, statute, rule or regulation to file its financial statements with the Commission (or any analogous foreign governmental authority)) after the end of each fiscal year of the Company, the consolidated (and unaudited consolidating) balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated (and unaudited consolidating) statements of operations, stockholders' investment and comprehensive income and cash flows for such year, in each case setting forth in comparative form the corresponding figures for the next preceding fiscal year and the corresponding unaudited figures from the budget for such fiscal year, all in reasonable detail and accompanied by:

                           (1) the standard unqualified report on such
                  consolidated financial statements of the Company and its Subsidiaries of Deloitte & Touche or other accountants of recognized national standing reasonably acceptable to the Required Holders of each class of the Securities, which report shall (i) not contain any "going concern" or like qualification or exception, or any qualification arising out of the scope of the audit and (ii) be accompanied by a separate certificate from such accountants which shall state whether or not their examination has disclosed the existence, during or at the end of the fiscal year covered by such financial statements and/or at the date of such certificate, of any Default or Event of Default under sections 14.5, 14.6, 14.7, 14.11 or 14.15 and, if their examination has disclosed such a condition or event, specifying in reasonable detail the nature and period of existence thereof; and

                           (2) a report of a reputable insurance broker with
                  respect to the insurance required by the Security Documents;

                  (c) together with each delivery of financial statements pursuant to sections 7(a) and 7(b), an Officer's Certificate which shall:

                           (i) certify that such financial statements have been
                  prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its Subsidiaries as at the end of and for the periods covered thereby in conformity with generally accepted accounting principles as then in effect (subject, in the case of any unaudited financial statements, to normal year-end and audit adjustments and the omission of footnotes);

                           (ii) state that, after due inquiry, the signer, in
                  his capacity as an officer of the Company, does not have knowledge of the existence, during the fiscal period covered by such financial statements or as at the date of such Officer's Certificate, of (A) any Repurchase Event or (B) any Default or Event of Default, or, if such is not the case, specifying in reasonable detail the nature and period of existence thereof and what action the Company or the applicable Subsidiary has taken, is taking and proposes to take with respect thereto;

                           (iii) in the case of each Officer's Certificate
                  delivered with the quarterly and annual financial statements:

                                (A) show in reasonable detail all computations
                           required to demonstrate compliance, at the end of the fiscal period covered by such financial statements, with the provisions of sections 14.5, 14.6, 14.7 and 14.15;

                                (B) include in reasonable detail management's
                           discussion and analysis of the financial condition and the results of operations of the Company and its Subsidiaries as of the end of and for the fiscal periods covered by such financial statements, including a discussion and analysis of any significant variations from the budgets for such periods;

                                (C) if there shall exist any Subsidiary of the
                           Company as of the date of such Officer's Certificate which did not exist as of, or if the Company or any of its Subsidiaries shall have acquired any real property (or any material interest therein) since, the date of the last Officer's Certificate delivered pursuant to this section 7(c), specify (x) with respect to each such Subsidiary (1) its name and jurisdiction of organization, (2) its authorized and outstanding Shares (and any securities convertible into or exchangeable or exercisable for such Shares) and the names of the holders thereof and (3) a brief description of the nature of each such Subsidiary's business and certify that each such new Subsidiary has executed and delivered pursuant to section 14.19 all Security Documents required under such section, if any, and (y) the nature of such real property (or material interest therein) and certify that all Security Documents required under section 14.19, if any, have been executed and delivered; and

                                (D) be accompanied by a list of any county or
                           state within the United States where the Company or any of its Subsidiaries keep inventory, equipment or any other material Collateral and of any Intellectual Property Collateral acquired by any such Person, in each case not listed on the most recent list delivered pursuant to this clause (D) (or, in the case of the first such list so delivered, since the Closing Date);

                  (d) as promptly as practicable (but in any event not later than fifteen Business Days) after receipt thereof, copies of all management letters submitted by independent accountants;

                  (e) at such time as any securities of the Company or any of its Subsidiaries are publicly held, as promptly as practicable (but in any event not later than five Business Days) after the same are available, copies of (i) all material press releases issued by the Company or any Subsidiary of the Company, and all notices, proxy statements, financial statements, reports and documents as the Company shall send or make available generally to its shareholders or as any Subsidiary of the Company shall send or make available generally to its shareholders, other than its parent corporation, and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Company or any Subsidiary of the Company furnishes or files, or any officer, director or shareholder of the Company or any of its Subsidiaries furnishes or files with respect to the Company or any of its Subsidiaries, with the Commission (or any analogous foreign governmental authority) or any securities exchange;

                  (f) as promptly as practicable (but in any event not later than five Business Days) after any executive officer or senior management employee of the Company or any of its Subsidiaries becomes aware of the occurrence of any of the following conditions or events, an Officer's Certificate specifying in reasonable detail the nature and period of existence thereof, what action the Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto: (i) with respect to any Plan, any "reportable event," as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, has resulted in, or could reasonably be expected to result in, a Material Adverse Change;

                  (g) not later than five Business Days after the Company obtains knowledge of the occurrence of any Default or Event of Default or of any condition or event which has resulted in, or could reasonably be expected to result in, a Material Adverse Change, an Officer's Certificate (with a copy thereof to be concurrently delivered to the Collateral Agent) specifying in reasonable detail the nature and period of existence thereof, what action the Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

                  (h) not later than 90 days after the end of each fiscal year of the Company, a copy of the projections by the Company of the operating budget and cash flow budget of the Company and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by an Officer's Certificate to the effect that such projections have been prepared in good faith and based on reasonable assumptions, and promptly upon preparation thereof, any other significant projections and budgets which the Company or any of its Subsidiaries prepares and any revisions of such annual or other budgets;

                  (i) as promptly as practicable (but in any event not later than five days) after the occurrence of any condemnation, taking or destruction of or damage to (whether or not covered by insurance) any properties or assets of the Company or any of its Subsidiaries, if such occurrence has, or could reasonably be expected to have, a material effect on the value of the Collateral, an Officer's Certificate specifying in reasonable detail the nature of such event, what action the Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

                  (j) at the same time as it shall be furnished to or received from (i) any of the First Lien Creditors (or any of their agents or representatives) or (ii) any other financial institution or Person (or any of their agents or representatives) to which the Company or any of its Subsidiaries is indebted for Indebtedness, in an amount, either individually or in the aggregate of $5,000,000 or more, copies of all material notices, reports or other information relating to the Company or any of its Subsidiaries, including, without limitation, all such information relating to (A) incipient, pending or alleged defaults or events of default thereunder, (B) the exercise of remedial rights by or on behalf of any of the Persons referred to in clauses (i) or (ii) of this clause (j), and (C) any grant of additional collateral to, or other action with respect to collateral by, any such Persons; and

                  (k) such other information as from time to time may reasonably be requested.

         Notwithstanding anything to the contrary contained in this section 7, each of those certain Purchasers set forth on Exhibit 7 attached hereto shall not receive any of the information required to be delivered pursuant to this section 7 unless and until any such Purchaser provides notice to the Company that it wishes to receive such information (or any portion thereof). Any other holder of Securities at any time and from time to time may, by notice to the Company to such effect, elect that it shall not receive any (or any portion) of such information unless and until such holder notifies the Company otherwise.

8. Inspection; Board Visitation Rights.

                  (a) The Company will, and will cause its Subsidiaries to, permit any Person designated by any holder of any of the Securities on reasonable advance notice, during regular business hours (unless a Default or Event of Default shall have occurred and be continuing, in which case, at any time) and at such holders' expense (unless a Default or Event of Default shall have occurred and be continuing, in which case, at the Company's expense), to visit and inspect any of the properties of the Company and its Subsidiaries, to examine their books and records (and to make copies thereof) and to discuss their affairs, finances and accounts with and to be advised as to the same by, their directors, officers, consultants and accountants, all at such intervals as any such holder may reasonably request; provided, that (i) prior to any contact with any consultant or accountant, such holder shall give the Company the opportunity to participate in such discussions and (ii) each holder (or Persons designated by such holder) may only visit or inspect the Company's properties two times each year, unless a Default or Event of Default shall have occurred and be continuing, in which case, visits and inspections shall be unlimited.

                  (b) The Hancock Investors shall have the right to appoint two representatives, and the holder or holders of 50% or more in interest of each class of Securities at the time outstanding (excluding all Securities at the time owned by the Hancock Investors, the Company or any Affiliates of the Company) shall have the right, as a group, to appoint one representative, and each of such representatives shall: (a) receive notice of all meetings (both regular and special) of the board of directors (as defined in section 15.2) of each of the Company and its Subsidiaries and each committee thereof (such notice to be delivered or mailed as specified in section 23 at the same time as notice is given to the members of such board and/or committee, but in no event later than three Business Days prior to the date of such meeting); (b) be entitled to attend (or, at the option of such representatives, monitor by telephone) all such meetings; (c) receive all notices, information and reports which are furnished to the members of such board and/or committee at the same time and in the same manner as the same is furnished to such members; (d) be entitled to participate in all discussions conducted at such meetings; and (e) receive as soon as available (but in any event prior to the next succeeding meeting of such board and/or committee) copies of the minutes of all such meetings. In the event the board of directors of the Company or any of its Subsidiaries determines in its reasonable judgment that an issue material to the business should not be discussed in the presence of such representatives because of an actual or potential conflict of interest or attorney-client privilege, then such board of directors or committee may discuss such issue without such representatives being present and discussion of such issue may be redacted from any materials to be delivered to such representatives hereunder; provided that such representatives shall be promptly notified of such meeting and redactions and the general nature thereof. If any action is proposed to be taken after the Closing by such board and/or committee by written consent in lieu of a meeting, the Company will give written notice thereof to such representatives, which notice shall describe in reasonable detail the nature and substance of such proposed action and shall be delivered or mailed as specified in section 23 at the same time as notice is given to the members of such board and/or committee (but in no event later than three Business Days prior to the date upon which such action is proposed to be taken). The Company will furnish such representatives with a copy of each such written consent promptly after it has been signed by its last signatory. Such representatives shall not constitute members of such board and/or committee and shall not be entitled to vote on any matters presented at meetings of such board and/or committee or to consent to any matter as to which the consent of any such board and/or committee shall have been requested. The board of directors (or other governing board) of the Company shall meet not less frequently than once during each fiscal quarter of the Company, and each holder of Securities shall be entitled at its expense to monitor by telephone each such meeting. The Company shall pay the reasonable out-of-pocket expenses of such representatives incurred in connection with attending such meetings and/or exercising any rights under this section 8(b). The Company will promptly furnish to each holder of any Securities (upon request by such holder) hereunder copies of all documentation furnished to such representatives under this section 8(b).

                  (c) Each holder of any Securities agrees by its acceptance thereof that any non-public information concerning the Company and its Subsidiaries which is furnished by the Company to such holder pursuant to this Agreement or any of the other Operative Documents, including, without limitation, any non-public information received pursuant to section 8(b) (collectively "Confidential Information") shall be kept confidential by such holder in accordance with procedures adopted by such holder in good faith to protect confidential information of third parties. The term "Confidential Information" shall not include, however, any information which (x) was publicly known or otherwise known to any holder at the time of disclosure by the Company to any holder; (y) subsequently becomes publicly known through no act or omission of any holder or any agent of any holder or (z) becomes known to any holder otherwise than through disclosure by the Company. Notwithstanding the foregoing, each holder of any Securities may disclose Confidential Information: (i) with the consent of the Company (which shall not be unreasonably withheld or delayed); (ii) when required by law or regulation; (iii) in any report, statement or testimony submitted by such holder to any regulatory body having or claiming to have jurisdiction over such holder; (iv) to the National Association of Insurance Commissioners or any similar organization or to any rating agency; (v) to the officers, directors, employees, agents, representatives and professional consultants of such holder and of such holder's Affiliates who have a need to know such information and who have agreed to maintain the confidentiality of such information in accordance with the provisions of this section 8(c); (vi) in connection with the preservation, exercise and/or enforcement of any of such holder's rights or remedies under this Agreement and the other Operative Documents; (vii) in connection with any contemplated transfer of any of the Securities held by such holder to any institutional investor or financial institution (so long as the recipient of such information agrees to keep such information confidential on terms substantially similar to those set forth in this section 8(c)); (viii) in a response to any summons, subpoena or other legal process or in connection with any judicial or administrative proceeding or inquiry; or (ix) to correct any false or misleading information which may become public concerning the relationship of such holder to the Company or any of its Subsidiaries and/or the transactions contemplated hereby.

                  (d) The Company will notify each holder of Securities not less than three Business Days prior to each "earnings call" and shall permit each holder to monitor the same.

9. Prepayment of Notes.

         9.1. Optional Prepayment With Premium of Notes. At any time or from time to time, the Company may, at its option, upon notice as set forth in section 9.5, prepay all or any part (in an integral multiple of $1,000,000 and a minimum of $5,000,000 or such lesser principal amount thereof as shall then be outstanding) of the Notes, upon the concurrent payment of a premium (a percentage of the principal amount so prepaid pursuant to this section 9.1) (the "Applicable Premium"), such percentage to be that set forth in the following table opposite the period in which the date fixed for such prepayment occurs:

                                                                                          Applicable
                            Period                                                         Premium
                            ------                                                         -------
          Closing Date through December 31, 2003                                             12.0%
          January 1, 2004 through December 31, 2004                                           9.0%
          January 1, 2005 through December 31, 2005                                           6.0%
          January 1, 2006 through December 31, 2006                                           3.0%
          January 1, 2007 and thereafter                                                      2.0%

         9.2. Prepayment With Premium at the Option of Holders of Notes upon a Change of Control.

                  (a) The Company will notify each holder of any Notes of the occurrence of any event which will, or could reasonably be expected to, result in a Change of Control at least 30 (but not more than 60) days prior to the occurrence of such Change of Control. If any holder of any Notes then outstanding shall furnish a written request for prepayment to the Company (in accordance with section 23) not more than 30 days after receipt of such notice of such Change of Control, the Company will prepay all of the Notes of such holder then outstanding, together with (i) if such Change of Control occurs on or prior to December 31, 2005, a premium in an amount equal to 9.0% of the principal amount of such Notes, and (ii) if such Change of Control occurs after December 31, 2005, a premium in an amount equal to 1.0% of the principal amount of such Notes. Each such prepayment shall occur on the date upon which the Change of Control occurs, unless the Company and each holder of Notes then to be repaid agree to a later date, and no prepayment requested pursuant to this section 9.2 shall be due unless the Change of Control shall occur.

                  (b) Each notice from the Company pursuant to this section 9.2 shall make explicit reference to this section 9.2 and shall state that the right of the holders of the Notes then outstanding to require prepayment thereof must be exercised within 30 days of the receipt of such notice.

         9.3. Prepayment Without Premium at the Option of the Company upon a Qualified Public Offering. In connection with a Qualified Public Offering, the Company may, at its option, upon notice as set forth in section 9.5, prepay without premium up to 35% of the aggregate principal amount of the Notes then outstanding, provided that any prepayment of the Notes pursuant to this section
9.3 must (i) be made with available net proceeds to the Company of such Qualified Public Offering and (ii) be made contemporaneous with the consummation of such Qualified Public Offering, unless the Company and the Required Holders of the Notes agree to a different date. Each notice pursuant to section 9.5 of a prepayment under this section 9.3 shall be accompanied by an Officer's Certificate certifying and demonstrating that this section 9.3 is being complied with in connection with such prepayment.

         9.4. Allocation of Partial Prepayments of Notes. In the case of each partial prepayment of the Notes under this section 9, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding (excluding any Notes at the time owned by the Company or any Subsidiary of any of the Company) then to be prepaid in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

         9.5. Notice of Optional Prepayments of Notes. In the case of each prepayment under this section 9, the Company shall give written notice thereof to each holder of Notes being prepaid not less than 10 nor more than 30 days prior to the date fixed for such prepayment. Each such notice shall set forth:
(a) the date fixed for prepayment; (b) the aggregate principal amount of Notes to be prepaid on such date; and (c) the aggregate principal amount of Notes held by such holder to be prepaid on such date and the amount of accrued interest and the premium, if any, to be paid to such holder on such date.

         9.6. Maturity; Accrued Interest; Surrender, etc. of Notes. In the case of each prepayment of all or any part of any Note, the principal amount to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the premium, if any, due thereon. Any Note prepaid in full shall be surrendered to the Company at the Company's principal place of business promptly following prepayment and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         9.7. Purchase of Notes. After the Closing Date, the Company will not, and will not permit any of its Affiliates to, directly or indirectly, purchase or otherwise acquire, or offer to purchase or otherwise acquire, any outstanding Notes except (a) by way of payment or prepayment in accordance with the provisions of the Notes and this Agreement, (b) so long as no Default or Event of Default shall have occurred or be continuing, Onex, Hidden Creek (or any of their Affiliates (other than the Company or any of its Subsidiaries)) may purchase up to $10,000,000 aggregate principal amount of the Notes from any holder that is not an Affiliate of the Company, provided that, in the case of this clause (b), (i) the purchase price is equal to the fair market value of such Notes and (ii) no fee, premium or other consideration or remuneration is paid, directly or indirectly in connection therewith and (c) Notes purchased by JLF/AR-I LLC at Closing and Notes purchased in compliance with clause (b) of this section 9.7 may be transferred to and among Affiliates of the Company (other than the Company or any of its Subsidiaries).

         9.8. Payment on Non-Business Days. If any amount hereunder or under the Notes shall become due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day without including the additional day(s) elapsed in the computation of the interest payable on such next succeeding Business Day.

10. Pari Passu Obligations. The Notes will rank pari passu in right of payment with the obligations under the First Lien Credit Agreement and senior to the Company's Senior Subordinated Notes. The Company hereby certifies that the Notes (and all obligations evidenced thereby) (other than those held by Affiliates of the Company) constitute "Senior Debt" under a "Credit Facility" (as each such term is defined in the Senior Subordinated Note Indenture) and that the Company has designated that upon payment in full of the obligations under the First Lien Credit Documents (other than contingent indemnification obligations) the Notes (and all obligations evidenced thereby) will constitute "Designated Senior Debt" under (and as defined in) the Senior Subordinated Note Indenture. Reference is hereby made to the Intercreditor Agreement for certain provisions relating to the relative priorities of the Liens securing the Notes and certain other obligations.

11. Put and Call Rights.

         11.1. Certain Definitions. As used in this section 11, the following terms have the following respective meanings:

         "Call Notice" and "Call Closing Date" shall have the respective meanings specified in section 11.3.

         "Put/Call Price" of any Put/Call Security at any date shall mean the Fair Value of such Put/Call Security on the last day of the month immediately preceding the date upon which the Put Notice or Call Notice, as the case may be, is delivered pursuant to section 11.2 or 11.3, respectively; provided that the Put/Call Price of any Warrant shall be reduced by an amount equal to the product of (a) the Exercise Price (as defined in such Warrant) times (b) the number of Warrant Shares issuable upon exercise of such Warrant, if and to the extent not otherwise paid to the Company.

         "Put/Call Securities" shall mean the Warrants and the Warrant Shares, each of which is a "Put/Call Security".

         "Put Notice" and "Put Closing Date" shall have the respective meanings specified in section 11.2.

         11.2. Put Rights of the Holders of the Put/Call Securities.

                  (a) Each holder of any Put/Call Securities shall have the option to require the Company to purchase all or any portion of the Put/Call Securities then outstanding held by such holder at a purchase price equal to the Put/Call Price for the Put/Call Securities at any time and from time to time on or after the earlier of (i) December 31, 2007 and (ii) the occurrence of any Repurchase Event.

                  (b) A holder of the Put / Call Securities shall exercise such option by delivering to the Company a notice (a "Put Notice") specifying the Put/Call Securities to be so purchased by the Company. Upon receipt of such Put Notice, the Company shall be obligated to purchase the Put/Call Securities specified in such Put Notice on (i) the date of the occurrence of the Repurchase Event in connection with which such Put Note is given or (ii) if no Repurchase Event shall have occurred, the 30th day following the date on which such Put Notice is given (each, a "Put Closing Date"), unless in any case the Company and the holders of the Put/Call Securities then to be repurchased agree to a different date or the holders of the Put/Call Securities revoke the Put Notice.

                  (c) Promptly after receipt of a Put Notice, the Company will notify each holder of Put/Call Securities of receipt of such Put Notice. The Company shall notify each holder of any Put/Call Securities of the occurrence of any event which will, or could reasonably be expected to, result in a Repurchase Event at least 30 days (but not more than 60 days) prior to the occurrence of such Repurchase Event.

         11.3. Call Rights of the Company.

                  (a) The Company shall have the option to purchase all (but not less than all) of the Put/Call Securities then outstanding at a purchase price equal to the Put/Call Price at any time on or after December 31, 2008; provided that if at any time prior to December 31, 2008 a holder of the Put / Call Securities shall have exercised its option under section 11.2 to require the Company to purchase the Put/Call Securities and, by operation of section 11.5, the Company shall not have purchased such Put/Call Securities on the date specified in section 11.2(b), then the first date upon which the Company shall have the option under this section 11.3 to purchase all of the Put/Call Securities shall not be December 31, 2008 but rather the date which follows December 31, 2008 by the number of days which is equal to the number of days during which the repurchase obligation of the Company under section 11.2 was delayed by operation of section 11.5.

                  (b) The Company shall exercise such option by delivering to each holder of any Put/Call Securities a notice (a "Call Notice") specifying the Put/Call Securities to be so purchased by the Company. Following delivery of such Call Notice, the Company shall be obligated to purchase the Put/Call Securities specified therein on the date specified in such notice (the "Call Closing Date"), which date shall not be earlier than 10 days nor later than 30 days following the date of receipt by each holder of Put/Call Securities of such Call Notice. The Company may not exercise such option unless the Company can pay the Put Price in full in immediately available funds on the applicable Call Closing Date.

         11.4. Closing; Payment of Put/Call Price. The closing for any payment of the Put/Call Price due to any holder of Put/Call Securities under this section 11 shall occur at the principal office of such holder, unless the Company and such holder agree to a different location. The payment of the Put/Call Price which is due to any holder of any Put/Call Securities pursuant to this section 11 shall be paid by the Company, against delivery of the certificates evidencing such Put/Call Securities, in immediately available funds.

         11.5. Limitations on Obligations of the Company. Notwithstanding anything to the contrary contained in this section 11, if the Company is unable to pay to the holders of the Put/Call Securities the full amount of the Put/Call Price which is due to such holders in respect of the Put/Call Securities on the applicable Put Closing Date in immediately available funds without violating applicable law or the documents for any Approved First Lien Credit Facility, then:

                  (a) the Company shall (i) use its best efforts to obtain financing for such payment and to obtain all necessary consents and waivers to permit such payment and (ii) pay in immediately available funds the largest portion of such payment (pro rata to each of the holders of Put/Call Securities from whom the Company is then obligated to purchase any Put/Call Securities in proportion to the Put/Call Securities to be purchased from each holder) on the Put Closing Date that such Company is able to pay without causing any such violation;

                  (b) the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course, and the Company shall not, directly or indirectly, make any Restricted Payment, until the Put/Call Price shall have been paid in full in immediately available funds;

                  (c) the Company shall furnish to each holder of Put/Call Securities an Officer's Certificate specifying (i) the nature of the event or condition on account of which the Company is so precluded from making such payment, (ii) the action that the Company is taking to remedy such failure (including the action which the Company is taking to obtain financing for the payment of the Put/Call Price and/or to obtain all necessary consents and waivers) and (iii) the date, which shall not be later than 12 months following the originally scheduled Put Closing Date (unless then prohibited by the terms of the Approved First Lien Credit Facility), on which the Put/Call Price shall be paid in full in immediately available funds, it being agreed that if, on any date subsequent to the originally scheduled Put Closing Date, the Company is able to pay the unpaid balance of the Put/Call Price (or any portion thereof) without causing any such violation, then the Company immediately shall notify each holder of any Put/Call Securities and shall pay to each of the holders from whom the Company is then obligated to purchase any Put Securities (pro rata as aforesaid) such unpaid balance (or the largest portion thereof that may be so paid) in immediately available funds;

                  (d) from and after the originally scheduled Put Closing Date, until the Put/Call Price shall have been paid in full in immediately available funds, the unpaid balance of the Put/Call Price shall bear interest at 19% per annum, which interest shall, to the extent permitted by law, be due and payable to the holders of the Put/Call Securities from whom the Company is then obligated to purchase any Put/Call Securities (pro rata as aforesaid) monthly in arrears on the last day of each month, commencing on the first such date following the originally scheduled Put Closing Date, and on the date on which any portion (or all) of the unpaid balance of the Put/Call Price is paid; and

                  (e) unless earlier paid in full, to the extent permitted by law, the Put/Call Price shall be paid in full in immediately available funds not later than 12 months following the originally scheduled Put Closing Date.

A holder of the Put/Call Securities may revoke its Put Notice at any time prior to payment in full of the amount due to such holder in connection therewith, without prejudice to such holder's rights under this section 11.

         11.6. Successive Repurchase Events, etc. The provisions of this section 11 are applicable to successive Repurchase Events. No failure on the part of any holder of any Put/Call Securities to exercise any right under this section 11 arising on account of any Repurchase Event shall affect or impair any right of such holder arising on account of any subsequent Repurchase Events or any other right of such holder under any of the Operative Documents. The covenants contained in this section 11 shall continue in effect so long as any Put/Call Securities are outstanding and, without limiting the generality of the foregoing, shall survive the payment, prepayment and/or replacement of any other Securities and any merger, consolidation, recapitalization, sale of assets or other similar transaction or event involving the Company or any of its Subsidiaries.

         11.7. No Limitations. Neither the Company nor any of its Subsidiaries is now and, without the consent of the Required Holders of the Warrants and the Warrant Shares, neither the Company nor any of its Subsidiaries shall become bound by any agreement or other contractual restriction which limits its right or ability to pay the Put/Call Price under this section 11, other than the documents for any Approved First Lien Credit Facility and the Senior Subordinated Note Documents, provided that none of such documents shall at any time contain any restriction on the obligation or right of the Company to comply with the provision of this section 11 which (a) is more restrictive than the terms of the First Lien Credit Documents and the Senior Subordinated Note Documents, as applicable, as in effect as of the Closing Date or (b) has effect on or after December 31, 2007.

12. Additional Information. The Company will take, or will cause to be taken, such action as any holder of Securities may reasonably request from time to time to facilitate any sale or disposition by any such holder of any Securities without registration under the Securities Act and/or any applicable securities laws within the limitation of the exemptions provided by any rule or regulation thereunder.

13. Payments in U.S. Dollars. The payment of the purchase price of the Securities hereunder shall be made in U.S. dollars. All payments by the Company or of any of its Subsidiaries pursuant to the Operative Documents, whether in respect of any Securities (on account of principal, interest, fees or other amounts) or otherwise, shall be made in U.S. dollars.

14. Covenants of the Company. So long as any of the Notes shall remain outstanding, the Company will duly perform and observe each and all of the covenants and agreements hereinafter set forth:

         14.1. Books of Record and Account; Reserves. The Company will, and will cause each of its Subsidiaries to, (a) at all times keep proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with GAAP and (b) set aside on its books from its earnings for each fiscal year all such proper reserves as shall be required in accordance with GAAP in connection with its business.

         14.2. Payment of Taxes; Existence; Maintenance of Properties; Compliance with Laws; Lines of Business; Proprietary Rights and Licenses. The Company will, and will cause each of its Subsidiaries to:

                  (a) pay and discharge promptly as they become due and payable all federal and other material taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its property, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property and could reasonably be expected to result in a Material Adverse Change; provided that no such Person shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP; provided, further, that the Company will, and will cause each of its Subsidiaries to, pay any such tax, assessment, charge, levy or claim prior to the commencement of any proceeding to foreclose any Lien securing the same;

                  (b) do or cause to be done all things necessary to preserve and keep in full force and effect its existence provided that nothing in this section 14.2(b) shall prohibit the consummation of any transaction permitted under sections 14.13, 14.14 or 14.15;

                  (c) maintain and keep its material properties in good repair, working order and condition (ordinary wear and tear and casualties excepted);

                  (d) comply in all respects with all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its property (including, without limitation, all Environmental Laws), if the failure to do so could reasonably be expected to result in a Material Adverse Change; provided that no such Person shall be required by reason of this section 14.2(d) to comply therewith at any time while it shall be contesting its obligation to do so in good faith by appropriate proceedings promptly initiated and diligently conducted, and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP;

                  (e) engage only in the Business (and lines of business related to the Business), and keep substantially all its assets in the United States of America and the European Union;

                  (f) own or have a valid license for all material Proprietary Rights and Licenses used by it in the conduct of its business; and

                  (g) make all filings necessitated by the transactions contemplated by the Operative Documents under all applicable statutes.

         14.3. Insurance. In addition to complying with the requirements of the Security Documents, relating to Insurance, the Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to its properties and businesses against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or a similar business and similarly situated, in such amounts and by such methods (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as shall be customary for such Persons and reasonably deemed adequate by the Company or as shall be reasonably requested by the Required Holders of the Notes.

         14.4. Limitation on Discount or Sale of Receivables. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, discount or sell any of its accounts receivable, except that any such Person may sell or settle doubtful accounts or may grant discounts (such as quantity or prompt payment discounts), in each case, in the ordinary course of business.

         14.5. Limitation on Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, be liable or create, assume, incur, guarantee, or in any manner become liable, contingently or otherwise, in respect of any Indebtedness other than:

                  (a) Indebtedness evidenced by the Notes (and other Operative Documents);

                  (b) Indebtedness under the First Lien Credit Agreement (and guarantees thereof) (but, except as provided in section 14.5(e), no renewal, extension, refinancing or refunding thereof), provided that the aggregate outstanding principal amount thereof (including, without limitation, all of the same outstanding on the date hereof), including, without limitation, the principal component due (contingently or otherwise) in respect of reimbursement obligations under letters of credit, but excluding amounts due under a Permitted Swap Agreement, does not exceed $350,000,000, minus the sum (without duplication of amounts) of (i) the aggregate amount of all principal payments made thereon from time to time (other than (A) pursuant to a refinancing thereof permitted hereunder or (B) under the revolving credit facilities established thereunder which may be later reborrowed under such facilities assuming conditions to borrowing are satisfied) and
         (ii) the aggregate amount of all net reductions in the principal amount of the commitments under such revolving credit facilities;

                  (c) Indebtedness outstanding on the date hereof and referred to on Exhibit 5.9 attached hereto (but, in each case, except as provided in section 14.5(e), no renewal, extension, refinancing or refunding of any thereof);

                  (d) Indebtedness under Capital Leases or consisting of purchase money loans, provided that (i) both at the time of and immediately after giving effect to the incurrence thereof and the retirement of any Indebtedness which is concurrently being retired, no Default (other than a Default arising under section 16.1(d)) or Event of Default shall have occurred and be continuing, (ii) the aggregate outstanding principal amount of Indebtedness under Capital Leases or consisting of purchase money loans (including, without limitation, all of the same outstanding on the date hereof) (and any Refinancing

         Debt therefor) shall at no time exceed $30,000,000 and (iii) the Liens securing such Indebtedness do not extend to any property other than that being leased or acquired (and any additions, improvements or replacements thereto);

                  (e) Indebtedness incurred to extend, refinance, refund or renew (the "Refinancing Debt") any other outstanding Indebtedness permitted under sections 14.5(b), (c) or (d) (the "Refinanced Debt"), provided that:

                           (i) in the case of any extension, refinancing,
                  refunding or renewal of the Indebtedness under the First Lien Credit Agreement, the same constitutes an Approved First Lien Credit Facility, and

                           (ii) in any other case:

                                    (A) the aggregate outstanding principal
                           amount of the Refinancing Debt shall not at any time exceed that of the Refinanced Debt immediately prior to such refinancing;

                                    (B) the scheduled final maturity date of the
                           Refinancing Debt is not earlier than that of the Refinanced Debt;

                                    (C) the Weighted Average Life to Maturity of
                           the Refinancing Debt is not less than that of the Refinanced Debt;

                                    (D) the Refinancing Debt has a ranking which
                           is not senior (as a result of any contractual or structural subordination, the grant of any collateral security therefor, any change in the Persons obligated with respect thereto or otherwise) to the ranking of the Refinanced Debt;

                                    (E) the Refinancing Debt bears interest at
                           market rates prevailing at its date of issuance; and

                                    (F) both at the time of and immediately
                           after giving effect to the incurrence of the Refinancing Debt and the retirement of the Refinanced Debt, no Default or Event of Default shall have occurred and be continuing;

                  (f) [Intentionally Omitted.]

                  (g) Indebtedness owing to the Company or to any Wholly-Owned Subsidiary of the Company, provided the same is (i) permitted under section 14.11 and (ii) evidenced by an intercompany note (satisfactory in form and substance to the Required Holders of the Notes) pledged to secure the Secured Obligations pursuant to the Security Documents;

                  (h) Indebtedness owing to any outside director, member of management or employee (other than any such individual who is otherwise affiliated with Onex, Hidden Creek or any of their Affiliates) in connection with a purchase of Shares of the Company permitted under section 14.6(a)(ii), provided that all such Indebtedness is subordinated to the Notes on terms satisfactory in form and substance to the Required Holders of the Notes;

                  (i) Current debt resulting from the endorsement of negotiable instruments in the ordinary course of business;

                  (j) Indebtedness in respect of Derivative Transactions for hedging purposes only and not for speculative purposes, including, without limitation, the Permitted Swap Agreement;

                  (k) Indebtedness owing to any insurance company in connection with financing of any insurance premium, provided that (i) the aggregate outstanding amount of such Indebtedness (including, without limitation, all of the same outstanding on the date hereof) shall at no time exceed $1,000,000 and (ii) the Liens securing such Indebtedness are permitted under section 14.9(a)(v);

                  (l) Indebtedness of Foreign Subsidiaries under working capital facilities, provided that (i) the aggregate outstanding amount of such Indebtedness (including, without limitation, all of the same outstanding on the date hereof) shall not exceed $30,000,000 at any time and (ii) the Liens securing such Indebtedness are permitted under section 14.9(a)(vi).

         For purposes of this section 14.5, any Person becoming a Subsidiary of the Company after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Indebtedness. In no event shall the Company or any of its Subsidiaries have outstanding any Indebtedness that is senior in right of payment to the Notes but junior to the Indebtedness (or any portion thereof) under the First Lien Credit Agreement.

         14.6. Limitations on Restricted Payments.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or commit to make any Restricted Payment, provided that:

                           (i) the Company may pay fees to and reimburse
                  reasonable out-of-pocket expenses of members of the board of directors of the Company, so long as the aggregate amount paid pursuant to this section 14.6(a)(i) shall not exceed $250,000 during any period of 12 consecutive months;

                           (ii) if, both at the time of and after giving effect
                  thereto, no Default or Event of Default shall have occurred and be continuing, the Company may purchase Shares of the Company owned by any outside director or employee of the Company or any of its Subsidiaries upon termination of such outside director's directorship or such employee's employment, so long as (A) such employees and/or outside directors are not otherwise affiliated with Onex or any of its Affiliates and
                  (B) the aggregate amount paid and payable pursuant to this section 14.6(a)(ii) (including payments on promissory notes issued in connection with any such purchase) shall not exceed $1,500,000 during any fiscal year and

                  $4,000,000 during the term of the Notes, plus (without duplication of amount) cash proceeds received by the Company as a result of resales of such Shares in excess of the amount paid upon purchase of such Shares by the Company;

                           (iii) regularly scheduled payments of interest (but
                  no prepayments) in respect of the Senior Subordinated Notes in accordance with the subordination provisions applicable thereto as in effect on the Closing Date; and

                           (iv) the Company may (A) pay management fees to
                  Hidden Creek and its Affiliates pursuant to the Hidden Creek Management Agreement, so long as (1) the aggregate amount paid pursuant to this section 14.6(a)(iv) shall not exceed $1,000,000 during any period of 12 consecutive months, (2) such management fees are paid in 12 substantially equal monthly installments and (3) both at the time of and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (B) reimburse reasonable out-of pocket expenses paid by Hidden Creek and its Affiliates to non-affiliated third parties and (C) on (or within 10 Business Days after) the Closing Date pay a transaction fee of not more than $1,000,000 in the aggregate to Hidden Creek or its Affiliates.

                  (b) Except for the Operative Documents, the documents for any Approved First Lien Credit Facility, the Senior Subordinated Note Documents or its Organizational Documents (in each case as in effect on the Closing Date or as the same may be amended, modified or supplemented in accordance with the terms hereof), the Company will not, and will not permit any of its Subsidiaries to (i) be or become bound by or subject to (or permit any of its assets to be or become bound by or subject to) any Organizational Document provision or any other agreement, document or instrument (including, without limitation, as a result of any amendment, modification or waiver of any term of any agreement, document or instrument evidencing, securing or relating to any Indebtedness of the Company or any of its Subsidiaries) or (ii) engage in any transaction or arrangement, if the effect thereof is to (or could reasonably be expected to):

                                    (A) limit the amount of, or impose any
                           restriction on the declaration, payment or setting aside of funds for the making of, any dividend or other distribution in respect of Shares by any Subsidiary of the Company which is payable to the Company or to another Subsidiary of the Company;

                                    (B) limit the amount of, or impose any
                           restriction on the payment of, or setting aside of funds for the making of any payments in respect of any Indebtedness or other obligation which is owed by any Subsidiary of the Company to the Company;

                                    (C) limit the amount of, or impose any
                           restriction on the making of, any Investment by any Subsidiary of the Company in or to the Company or another Subsidiary of the Company; or

                                    (D) limit its ability or right to create,
                           assume, incur or suffer to exist any Lien securing the Notes in respect of any of its properties or assets, provided that nothing in this clause (D) shall prohibit any agreement relating to secured Indebtedness permitted under section 14.5 (c) or (d) (or any refinancing thereof permitted under section 14.5(e)) from prohibiting all other Liens from attaching to the collateral for such Indebtedness.

         14.7. Certain Financial Covenants.

                  (a) Interest Coverage Ratio. The Company shall not permit the Interest Coverage Ratio for any period of four consecutive calendar quarters ending during any period set forth below to be less than the ratio set forth opposite such period below:

                                  Period                                              Ratio
                                  ------                                              -----
       October 1, 2002 through December 31, 2002                                  1.66 to 1.00
       January 1, 2003 through June 30, 2003                                      1.52 to 1.00
       July 1, 2003 through September 30, 2003                                    1.43 to 1.00
       October 1, 2003 through September 30, 2004                                 1.33 to 1.00
       October 1, 2004 through March 31, 2005                                     1.43 to 1.00
       April 1, 2005 through June 30, 2005                                        1.52 to 1.00
       July 1, 2005 through September 30, 2005                                    1.57 to 1.00
       October 1, 2005 and thereafter                                             1.66 to 1.00

                  (b) Leverage Ratio. The Company shall not permit the Leverage Ratio at the last day of any fiscal quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period below:

                              Fiscal Quarter                                          Ratio
                              --------------                                          -----
       October 1, 2002 through December 31, 2002                                  6.30 to 1.00
       January 1, 2003 through June 30, 2004                                      7.09 to 1.00
       July 1, 2004 through September 30, 2004                                    6.83 to 1.00
       October 1, 2004 through March 31, 2005                                     6.56 to 1.00
       April 1, 2005 through June 30, 2005                                        6.30 to 1.00
       July 1, 2005 through September 30, 2005                                    6.04 to 1.00
       October 1, 2005 and thereafter                                             5.51 to 1.00

                  (c) Senior Debt Ratio. The Company shall not permit the Senior Debt Ratio at the last day of any fiscal quarter occurring during any period set forth below to be greater than ratio set forth opposite such period below:

                              Fiscal Quarter                                          Ratio
                              --------------                                          -----
       October 1, 2002 through December 31, 2002                                  2.99 to 1.00
       January 1, 2003 through March 31, 2004                                     3.68 to 1.00
       April 1, 2004 through March 31, 2005                                       3.41 to 1.00

       April 1, 2005 through June 30, 2005                                        3.15 to 1.00
       July 1, 2005 through September 30, 2005                                    2.89 to 1.00
       October 1, 2005 and thereafter                                             2.73 to 1.00

         14.8. Limitation on Tax Consolidation. The Company will not, and will not permit any of its Subsidiaries to, become a party to a consolidated or combined income tax return with any Person other than the Company and its Subsidiaries.

         14.9. Limitation on Liens.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, create, assume, incur or suffer to exist any Lien in respect of any properties or assets of any character of the Company or any of its Subsidiaries (whether owned on the date hereof or hereafter acquired); provided that there shall be excluded from the operation of this section 14.9:

                           (i) Liens arising under any of the Security
                  Documents;

                           (ii) Liens (including, without limitation, Inchoate
                  Liens, but excluding any Lien created by any Environmental Law or by Section 4068 of ERISA), charges and encumbrances which
                  (A) are incurred in the ordinary course of business and which are incidental to the conduct of the business of the Company and its Subsidiaries and the ownership of its and their property, (B) are not incurred in connection with the borrowing of money or the obtaining of advances or credit, (C) do not in the aggregate materially detract from the value of the property of the Company or its Subsidiaries or materially impair the use thereof in the operation of its or their business and (D) do not (and could not reasonably be expected to) materially adversely affect the rights of the holders of the Notes, including, without limitation, but subject to the foregoing provisions of this section 14.9(a)(ii):

                                    (1) deposits to secure the performance of
                           bids, trade contracts (other than for borrowed money), leases, statutory obligations, utilities, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                                    (2) easements, rights-of-way, zoning
                           restrictions, minor defects, encroachments, irregularities in title and other similar encumbrances (x) previously or hereinafter incurred in the ordinary course of business which, in the aggregate, are not material in amount and which, in the case of such encumbrances on any of the properties covered by Mortgages, do not in the aggregate materially detract from the value of the property subject thereto or, in the case of such encumbrances on any property, materially interfere with the ordinary conduct of the business of the Company or its Subsidiaries or (y) which are set forth in the "marked-up" commitments for title insurance delivered to the Purchasers on the Closing Date or thereafter;

                                    (3) licenses, leases or subleases granted to
                           others not interfering in any material respect in the business of the Company or any of its Subsidiaries; and

                                    (4) Liens arising from precautionary UCC
                           financing statements filings with respect to operating leases or consignment arrangements entered into by the Company or its Subsidiaries in the ordinary course of business;

                           (iii) any Lien securing Indebtedness and other
                  obligations (A) under the First Lien Credit Documents or (B) existing on the date hereof and referred to on Exhibit 5.9 attached hereto and, in either case, any Refinancing Debt therefor permitted under section 14.5(e);

                           (iv) any Lien securing Indebtedness permitted under
                  section 14.5(d) and any Refinancing Debt therefor permitted under section 14.4(e);

                           (v) Liens securing Indebtedness permitted under
                  section 14.5(k) provided that such Liens apply only to claims under the insurance policies for which the premiums have been financed with such Indebtedness; and

                           (vi) Liens on inventory and receivables of any
                  Foreign Subsidiary securing Indebtedness permitted under
                  section 14.5(l).

                  (b) Notwithstanding the foregoing, the Company will not permit any Shares or securities of any of its Subsidiaries to be subject to any Lien, other than (i) Liens securing Indebtedness and other obligations under any Approved First Lien Credit Facility and (ii) Liens arising under the Security Documents.

         14.10. Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, engage in any transaction (including, without limitation, the purchase, sale or exchange of any properties and assets (including, without limitation, Shares of the Company or any of its Subsidiaries) or the rendering of any services or the payment of compensation) with an Affiliate of the Company or of any of its Subsidiaries (other than transactions (x) among or between Foreign Subsidiaries and (y) among or between the Company and Wholly-Owned Subsidiaries (other than Foreign Subsidiaries)), on terms less favorable to the Company or any such Subsidiary in any material respect than would be obtainable at the time in comparable transactions with a Person not such an Affiliate (hereafter, "arms length terms"); provided that nothing contained in this section 14.10 shall prohibit:

                  (a) the payment of any amount permitted to be paid under
         section 14.6,

                  (b) reasonable and customary employment arrangements with respect to the procurement of services of directors, officers and employees entered into in the ordinary course of business and the payment of reasonable compensation and fees pursuant thereto,

                  (c) the adoption by the board of directors of the Company of a stock option plan for the issuance of Common Stock, including any grants thereunder and the issuance of any Common Stock upon the exercise of such options, in each case on reasonable and customary terms,

                  (d) reasonable and customary payments with respect to directors and officers insurance policies and premiums and indemnity agreements (and any payments pursuant thereto), between the Company and its Subsidiaries and each individual director and officer of the Company and its Subsidiaries,

                  (e) the repurchase of up to 343 shares of Common Stock from employees and directors of the Company or any of its Subsidiaries (pursuant to subscription agreements entered into in connection therewith, existing on the Closing Date and specified on Exhibit 5.5 hereto); and

                  (f) the acquisition of Securities issued at Closing pursuant to this Agreement (and specified on Schedule I hereto) and the purchase of Notes after the Closing Date pursuant to and in accordance with sections 9.7(b) and 9.7(c);

         provided, further, that:

                           (i) in connection with any transaction (or group of
                  related transactions) between or among the Company and/or any of its Subsidiaries, on the one hand, and any Affiliate of the Company (other than the Company and any Wholly-Owned Subsidiary of the Company), on the other hand, in which the aggregate consideration to be paid in connection therewith is $15,000,000 or more the Company shall, prior to consummating any such transaction, engage an independent investment banker or other qualified professional (reasonably acceptable to the Required Holders of the Notes) and deliver to the holders of the Securities (not less than 3 Business Days prior to consummating any such transaction) a written opinion or report of such Person to the effect that such transaction (or group of related transactions) is being effected on arms length terms; and

                           (ii) prior to effecting any material transfer of
                  properties and assets by the Company and/or any of its Subsidiaries (other than any Foreign Subsidiary), on the one hand, to any one or more Foreign Subsidiaries, on the other hand, the board of directors of the Company (or the audit subcommittee thereof) shall have adopted a written policy governing transfer pricing and related terms applicable to such transactions (and copies of such policy shall have been furnished to the holders of the Securities) and thereafter such transactions shall be effected in accordance with such policy (as the same may be amended, modified or supplemented from time to time by the board (or such audit committee), so long as copies of such amendments, modifications and supplements are furnished to the holders of the Securities promptly following their adoption).

         14.11. Limitation on Investments. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or commit to make any Investments (including, without limitation, any transfer of properties and assets to any Foreign Subsidiary and any acquisition of any other Person or line of business) other than Permitted Investments.

         14.12. Limitation on Issuance of Shares of Subsidiaries. The Company will not permit any of its Subsidiaries to (a) issue, sell or otherwise dispose of any Shares (or any securities convertible into or exercisable or exchangeable for Shares) of such Subsidiary except to the Company or to a Wholly-Owned Subsidiary of the Company (other than any Foreign Subsidiary), directors qualifying shares and pursuant to transactions permitted by sections 14.10 and
14.15 or (b) sell, transfer or otherwise dispose of any Shares (or any securities convertible into or exercisable or exchangeable for Shares) of any other Subsidiary of the Company except to the Company or to a Wholly-Owned Subsidiary of the Company (other than any Foreign Subsidiary), directors qualifying shares and pursuant to transactions permitted by sections 14.10 and 14.15, provided that nothing in this section 14.12 shall prohibit the issue, sale, transfer or other disposition of Shares (or any securities convertible into or exercisable or exchangeable for Shares) of any Foreign Subsidiary to any other Foreign Subsidiary. The Company will not, in any event, permit any Subsidiary of the Company to have outstanding any Preferred Shares, except for such shares that are issued and outstanding as of the Closing Date as specified on Exhibit 5.5 attached hereto.

         14.13. Limitation on Subsidiary's Consolidation, Merger or Disposition of Property.

                  (a) The Company will not permit any of its Subsidiaries to consolidate with or merge into any other Person other than the Company or a Wholly-Owned Subsidiary of the Company which has guaranteed the Notes and is a party to all applicable Security Documents and all of whose properties and assets are subject to valid and enforceable perfected Liens in favor of the holders of the Notes (subject only to Inchoate Liens and the other Liens permitted under section 14.9), except that a Foreign Subsidiary may consolidate with or merge into any other Foreign Subsidiary.

                  (b) The Company will not permit any of its Subsidiaries to sell, lease or otherwise dispose of its properties as an entirety or substantially as an entirety, in one transaction or a series of transactions (except to the Company or to a Wholly-Owned Subsidiary which has guaranteed the Notes and is a party to all applicable Security Documents and all of whose properties and assets are subject to valid and enforceable perfected Liens in favor of the holders of the Notes (subject only to Inchoate Liens and the other Liens permitted under section 14.9)), unless such disposition shall be made in compliance with section 14.15, except that a Foreign Subsidiary may sell, lease or otherwise dispose of its properties to any other Foreign Subsidiary.

         14.14. Limitation on the Company's Consolidation or Merger. The Company will not consolidate or merge with any other Person (other than a merger of a Subsidiary with and into the Company) or transfer all or substantially all of its property in a single transaction or series of transactions to any Person.

         14.15. Additional Limitation on Disposition of Property. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell, lease or otherwise dispose of any of their respective properties and assets (or any right, title or interest therein), whether real, personal or mixed, tangible or intangible, including, without limitation, any Shares, securities or Indebtedness of any Subsidiary of the Company, except for:

                  (a) sales of inventory in the ordinary course of business;

                  (b) dispositions by the Company or any of its Subsidiaries of tangible personal property and assets that have resulted from condemnation or have suffered casualties if the proceeds thereof (including insurance proceeds) are reinvested by the Company or such Subsidiary in properties and assets of substantially similar value and utility or other (non-cash) productive assets and/or applied to the payment of the Notes, in each case within 360 days following the receipt of such proceeds;

                  (c) transfers of properties and assets (i) from any Subsidiary of the Company to the Company or any Wholly-Owned Subsidiary of the Company (other than a Foreign Subsidiary) or (ii) from any Foreign Subsidiary to any other Foreign Subsidiary;

                  (d) sale of obsolete, negligible, surplus or worn out property disposed of in the ordinary course of business or property that is no longer used or useful in the conduct of the Company's business disposed of in the ordinary course of business;

                  (e) licenses or sublicenses of Proprietary Rights and general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of the Company and its Subsidiaries;

                  (f) any immaterial consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business;

                  (g) the sale or settlement of accounts in accordance with
         section 14.4; and

                  (h) other sales of properties and assets if, in the case of this clause (h), on the date of such sale and after giving effect thereto:

                           (i) no Default or Event of Default shall have
                  occurred and be continuing;

                           (ii) in the case of any sale of properties and assets
                  for $1,000,000 or more, the board of directors of the Company shall have reasonably determined in good faith, as evidenced by written resolutions thereof promptly delivered to the holders of the Notes, that (A) the sale of such properties and assets is in the best interests of the Company and its Subsidiaries and is not disadvantageous in any material respect to the holders of the Notes and (B) such properties and assets are being disposed of for fair and adequate cash consideration on fair and adequate terms and the Company shall have furnished to each holder of Notes requesting the same copies of all agreements, documents and instruments related to such sale, including, without limitation, any analysis of the value of such properties and assets;

                           (iii) the aggregate gross proceeds of all properties
                  and assets sold pursuant to this clause (h) during the term of the Notes is not more than $75,000,000;

                           (iv) at least 85% of the gross proceeds from
                  properties and assets sold pursuant to this clause (h) is cash or cash equivalents; and

                           (v) the net proceeds of such sales (net of reasonable
                  and customary expenses) in excess of $25,000,000 in the aggregate are promptly applied to (A) the repayment (and permanent reduction) of Indebtedness under the First Lien Credit Agreement (or any refinancing thereof permitted hereunder) or (B) the prepayment of the Notes in accordance with the terms hereof.

         14.16. Limitation on Leasebacks. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell or otherwise dispose of any of its property if, as part of the same transaction or series of related transactions, any such Person shall then or thereafter rent or lease as lessee, or similarly acquire the right to possession or use of, such property (or a major portion thereof), or other property which it intends to use for substantially the same purpose or purposes, under any lease, agreement or other arrangement which obligates any such Person to pay rent as lessee or make any other payments for such possession or use, provided that nothing in this section
14.16 shall prohibit any sale or leaseback resulting from the incurrence of any lease in respect of any capital assets entered into within 180 days of the acquisition of such capital asset for the purpose of providing permanent financing of such capital asset.

         14.17. Modification of Certain Documents, Agreements and Instruments, Fiscal Year. The Company will not, and will not permit any of its Subsidiaries to:

                  (a) authorize, establish or create or have outstanding any Redeemable Shares (other than (i) any such shares outstanding on the Closing Date and specified on Exhibit 5.5 attached hereto and (ii) any Warrant Shares issued upon the exercise of the Warrants);

                  (b) have a fiscal year which ends on any date other than December 31; or

                  (c) amend, modify, supplement or waive any term, condition or provision of (i) its Organizational Documents, the Investor Stockholders Agreement, the Management Stockholders Agreement or any of the other agreements, documents or instruments relating to the Indebtedness (or any Refinancing Debt thereof permitted hereunder) (other than the First Lien Credit Documents or the documents for any Refinancing Debt thereof permitted hereunder), and other matters set forth on Exhibit 5.9 attached hereto, if, in any such case, the effect thereof is, or could reasonably be expected to be, adverse to the interests of any holder of any of the Notes, or (ii) any of the First Lien Credit Documents, or the documents for any Refinancing Debt thereof permitted hereunder, if after giving effect thereto the same shall not constitute an Approved First Lien Credit Facility.

         14.18. Maintenance of Quality Ratings with Customers.

                  (a) The Company shall use its best efforts to regain the Ford Motor Co. "Q1" quality rating at the Gateway Facility and at the Glasgow Facility (and shall from time to time furnish evidence of the same to the holders of the Notes) not later than March 31, 2003, provided that if the Company does not regain such ratings at each such facility (and does not furnish evidence of the same to the holders of the Notes by such date), then the Company shall, at its expense, hire an independent quality control consultant (who shall be reasonably satisfactory to the Required Holders of the Notes) to assist in its efforts to regain such rating at each such facility, and the Company shall regain such rating at each such facility (and furnish evidence of the same to the holders of the Notes) not later than September 30, 2003.

                  (b) If, at any time after the Closing Date (or, in the case of the Gateway Facility or the Glasgow Facility, at any time after the date upon which it has regained such rating as required under section 14.18(a)), the Company or any of its Subsidiaries loses the Ford Motor Co. "Q1" quality rating at any of its facilities, the Company shall promptly notify the holders of the Notes of such loss and shall use its best efforts to regain such rating (and shall from time to time furnish evidence of the same to the holders of the Notes) within 180 days after the date on which it lost such rating, provided that, if the Company does not regain such rating (and does not furnish evidence of the same to the holders of the Notes within such 180 day period), the Company shall, at its expense, hire an independent quality control consultant (who shall be reasonably satisfactory to the Required Holders of the Notes) to assist in its efforts to regain such rating at such facility, and the Company shall regain such rating at such facility (and furnish evidence of the same to the holders of the Notes) not later than 360 days after the date on which such facility first lost such rating.

                  (c) The Company shall promptly send to each holder of any Notes, upon request by any such holder, copies of all reports, notices or material correspondence relating to the Ford Motor Co. "Q1" quality ratings at its facilities (or any analogous ratings utilized by other customers of the Company and its Subsidiaries), including, without limitation, any reports, notices or correspondence given by the Company to or received by the Company from Ford Motor Co. and /or any such independent quality control consultant.

         14.19. Further Assurances.

                  (a) From time to time hereafter, the Company will execute and deliver, or will cause to be executed and delivered, such additional agreements, documents and instruments and will take all such other actions as any holder or holders of the Notes may reasonably request for the purpose of implementing or effectuating the provisions of the Operative Documents.

                  (b) Without limiting the generality of the foregoing, in the event that the Company at any time or from time to time shall organize or acquire (i) any direct or indirect Subsidiary (other than a Foreign Subsidiary) or (ii) acquire any real property (or any material interest therein) that has, in the case of this clause
         (ii), a fair market value of $250,000 or more, then and in each such case the Company will (A) promptly (but in any event not later than 20 days prior to consummating any such transaction) notify each holder of the Notes and (B) not later than the date upon which such transaction is consummated it will, and, if applicable, cause such Subsidiary to, execute and deliver to each holder of any Notes all such Security Documents as are necessary and appropriate (with favorable opinions of counsel in form and substance reasonably acceptable to the Required Holder of the Notes) so that such Subsidiary shall have guaranteed the Notes and all such properties and assets are subject to valid and enforceable perfected Liens in favor of the holders of the Notes (subject only to Inchoate Liens and the other Liens permitted under section 14.9).

                  (c) Without limiting the generality of the foregoing, not later than January 31, 2003, the Company shall deliver to the holder of the Notes (i) opinions with respect to the validity and enforceability of the Mortgages executed and delivered at the Closing and as to other related matters in form and substance reasonably acceptable to the Required Holders of the Notes and (ii) "control agreements" (or amendments to those in effect for the First Lien Creditors) in form and substance reasonably acceptable to the Required Holders of the Notes executed by each financial institution at which the Company or any of its Subsidiaries (other than any Foreign Subsidiary) shall maintain any deposit or other similar account in which any investment property, instruments, documents, chattel paper or money is or will be kept.

15. Definitions.

         15.1. Definitions of Capitalized Terms. The terms defined in this section 15.1, whenever used in this Agreement, shall, unless the context otherwise requires, have the following respective meanings:

         "Affiliate" of any Person shall mean any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such first-mentioned Person, or any individual, in the case of a Person who is an individual, who has a relationship by blood, marriage or adoption to such first-mentioned Person not more remote than first cousin, and, without limiting the generality of the foregoing, shall include (a) any Person beneficially owning or holding, directly or indirectly, 5.00% or more of any class of Voting Interests or other Shares of such first-mentioned Person,
(b) any Person of which such first-mentioned Person owns or holds, directly or indirectly, 5.00% or more of any class of Voting Interests or other Shares and
(c) any director or officer of such first-mentioned Person; and as applied to the Company or any of its Subsidiaries or to Onex the term "Affiliate" shall include any Person which, directly or indirectly, through one or more intermediaries, is controlled by Onex, including, without limitation, Hidden Creek; provided that in no event shall any holder of Securities be deemed to be an Affiliate of the Company or any of its Subsidiaries solely as a result of holding any Securities. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock or other Shares or by contract or otherwise.

         "Applicable Premium" shall have the meaning specified in section 9.1.

         "Approved First Lien Credit Facility" shall mean the First Lien Credit Agreement as in effect on the Closing Date and any extension, refinancing, refunding or renewal thereof, all as amended, modified and supplemented from time to time, provided that, in each such case:

                  (a) the aggregate outstanding principal amount of Indebtedness thereunder, including the principal component due (contingently or otherwise) in respect of reimbursement obligations under letters of credit, but excluding amounts due under a Permitted Swap Agreement, shall not exceed the amount permitted under section 14.5(b),

                  (b) the scheduled maturity dates of the Indebtedness thereunder are not earlier than those under the First Lien Credit Agreement as in effect on the Closing Date nor later than December 30, 2007,

                  (c) the fees and other similar amounts required to be paid thereunder are usual and customary,

                  (d) the current cash pay portion of the per annum interest rate(s) margins (or fixed rates, if applicable) applicable to such Indebtedness are not more than 300 basis points higher than those under the First Lien Credit Agreement as in effect on the Closing Date,

                  (e) the express restrictions on the payment of amounts required to be paid by the Company or any of its Subsidiaries pursuant to the Operative Documents are not more restrictive than those under the First Lien Credit Agreement as in effect on the Closing Date, and

                  (f) the provisions relating to mandatory repayments (as opposed to scheduled) of the principal of such Indebtedness are the same as those under the First Lien Credit Agreement as in effect on the Closing Date, except for provisions permitting, at a time at which no event of default exists thereunder, up to $25,000,000 aggregate principal amount of mandatory prepayments to be applied to the Indebtedness under the revolving credit facility thereunder (without a reduction in the commitments under such facilities).

         "Automotive Components" shall mean Automotive Components Investments Limited, a private limited company organized under the laws of England and Wales, and any successor thereto.

         "Business" shall have the meaning specified in section 5.4.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day which shall be in Boston, Massachusetts, or New York, New York, a legal holiday or a day on which banking institutions therein are authorized by law to close.

         "Call Notice" and "Call Closing Date" shall have the respective meanings specified in section 11.3.

         "Capital Lease" shall mean any lease or similar arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder are required to be capitalized and shown as liabilities upon a balance sheet of such lessee or obligor prepared in accordance with GAAP or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

         "Change of Control" shall mean an event or series of events (occurring for whatever reason) following which:

                  (a) the Company (i) shall cease to have the right or ability by voting power, contract or otherwise (A) to elect all of the directors of any of its Subsidiaries or (B) to direct or cause the direction of the management and policies of any of its Subsidiaries, or
         (ii) shall, directly or indirectly, own beneficially and control less than all of the outstanding Shares of any of its Subsidiaries;

                  (b) Onex (directly or indirectly) shall cease to have the right or ability by voting power, contract or otherwise (i) to elect a majority of the directors of the Company or (ii) to direct or cause the direction of the management and policies of the Company;

                  (c) Onex (i) shall cease to own beneficially (directly or indirectly) at least 75% of the Common Stock of the Company beneficially owned by it (directly or indirectly) on the Closing Date or (ii) shall cease to control directly more than 51% of the outstanding Shares of Voting Stock of the Company (or such greater percentage as may be necessary to determine any vote among the holders of any Voting Stock of the Company) (other than (i) votes with respect to amendments to the Certificate of Incorporation affecting only Class A Common Stock, Class A-1 Common Stock, Class A-2 Common Stock, Class B Common Stock, Class C Common Stock, Class D-1 Common Stock, Class D-2 Common Stock, Class E Common Stock and Class P Common Stock, each as in effect on the Closing Date to the extent required by the Certificate of Incorporation as in effect on the Closing Date, and (ii) any matter requiring the vote of a class existing on the Closing Date (other than Class Q-1 Common Stock and Class Q-2 Common Stock) voting as a separate class under Delaware law);

                  (d) any event shall occur which would cause the dissolution, liquidation, termination or winding up of Onex;

                  (e) a Change of Control under (and as defined in) the First Lien Credit Agreement; or

                  (f) a Change of Control under (and as defined in) the Senior Subordinated Note Indenture.

         "Charges" shall have the meaning specified in section 22.

         "Class A Common Stock" shall mean the Class A Common Stock, $0.01 par value, of the Company as constituted on the Closing Date and any Shares into which such Shares shall have been changed or any Shares resulting from any reclassification of such Shares.

         "Class A-1 Common Stock" shall mean the Class A-1 Common Stock, $.01 par value, of the Company as constituted on the Closing Date and any Shares into which such Shares shall have been changed or any Shares resulting from any reclassification of such Shares.

         "Class A-2 Common Stock" shall mean the Class A-2 Common Stock, $.01 par value, of the Company as constituted on the Closing Date and any Shares into which such Shares shall have been changed or any Shares resulting from any reclassification of such Shares.

         "Class B Common Stock" shall mean the Class B Common Stock, $.01 par value, of the Company as constituted on the Closing Date and any Shares into which such Shares shall have been changed or any Shares resulting from any reclassification of such Shares.

         "Class C Common Stock" shall mean the Class C Common Stock, $.01 par value, of the Company as constituted on the Closing Date and any Shares into which such Shares shall have been changed or any Shares resulting from any reclassification of such Shares.

         "Class D-1 Common Stock" shall mean the Class D-1 Common Stock, $.01 par value, of the Company as constituted on the Closing Date and any Shares into which such Shares shall have been changed or any Shares resulting from any reclassification of such Shares.

         "Class D-2 Common Stock" shall mean the Class D-2 Common Stock, $.01 par value, of the Company as constituted on the Closing Date and any Shares into which such Shares shall have been changed or any Shares resulting from any reclassification of such Shares.

         "Class E Common Stock" shall mean the Class E Common Stock, $.01 par value, of the Company as constituted on the Closing Date and any Shares into which such Shares shall have been changed or any Shares resulting from any reclassification of such Shares.

         "Class P Common Stock" shall mean the Class P Common Stock, $.01 par value, of the Company as constituted on the Closing Date and any Shares into which such Shares shall have been changed or any Shares resulting from any reclassification of such Shares.

         "Class Q-1 Common Stock" shall mean the Class Q-1 Common Stock, $.01 par value, of the Company as constituted on the Closing Date and any Shares into which such Shares shall have been changed or any Shares resulting from any reclassification of such Shares.

         "Class Q-2 Common Stock" shall mean the Class Q-2 Common Stock, $.01 par value, of the Company as constituted on the Closing Date and any Shares into which such Shares shall have been changed or any Shares resulting from any reclassification of such Shares.

         "Closing" and "Closing Date" shall have the respective meanings specified in section 3.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean all properties and assets (whether real, personal or mixed, tangible or intangible), now existing or hereafter acquired or arising, that secure the Notes and/or any other obligations of the Company and/or any Subsidiaries of the Company under the

Operative Documents (or any of them), together with any additions thereto and replacements and proceeds thereof, all as further described or referred to in any of the Security Documents.

         "Collateral Agency Agreement" and "Collateral Agent" shall have the respective meanings specified in section 16.6.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency from time to time administering the Securities Act and/or the Exchange Act.

         "Common Stock" shall mean the Class A Common Stock, the Class A-1 Common Stock, the Class A-2 Common Stock, the Class B Common Stock, the Class C Common Stock, the Class D-1 Common Stock, the Class D-2 Common Stock, the Class E Common Stock, the Class P Common Stock, the Class Q-1 Common Stock and the Class Q-2 Common Stock.

         "Company" shall mean J.L. French Automotive Castings, Inc., a Delaware corporation, and any successor thereto.

         "Consolidated EBITDA" shall mean, for any period, the EBITDA of the Company and its Subsidiaries (whether or not ordinarily consolidated in consolidated financial statements of the Company and its Subsidiaries), all consolidated in accordance with GAAP, and after giving appropriate effect to outside minority interests, if any, in Subsidiaries.

         "Consolidated Senior Debt" shall mean, at any date, with respect to the Company and its Subsidiaries, the aggregate principal amount of Indebtedness under the First Lien Credit Agreement and under this Agreement.

         "Consolidated Total Debt" shall mean, without duplication, at any date, with respect to the Company, the aggregate principal amount of (a) Indebtedness under the First Lien Credit Agreement, (b) Capital Leases, (c) purchase money Indebtedness (including, without limitation, seller financing), (d) the Senior Subordinated Notes, and (e) any other Indebtedness for borrowed money of the Company and its Subsidiaries (including, without limitation, the Indebtedness under this Agreement) at such date, in each case determined on a consolidated basis in conformity with GAAP.

         "Default" shall mean any condition or event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default.

         "Derivative Transactions" shall mean shall mean (a) any rate, basis, commodity, currency, debt or equity swap, (b) any cap, collar or floor agreement, (c) any rate, basis, commodity, currency, debt or equity exchange or forward agreement, (d) any rate, basis, commodity, currency, debt or equity option, (e) any other similar agreement, (f) any option to enter into any of the foregoing, (g) any master agreement or other agreement providing for any of the foregoing and (h) any combination of any of the foregoing. For the purposes of this Agreement, the amount of the obligation under any Derivative Transaction shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Derivative Transaction had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Derivative Transaction provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Disclosure Documents" shall have the meaning specified in section 5.4.

         "EBITDA" of any Person shall mean, for any period, the Net Income of such Person for such period (a) after restoring thereto amounts deducted for (i) interest expense, amortization or write-off of debt discount and debt issuance costs and commission and discounts an other fees and charges associated with Indebtedness (including customary payments made to obtain Derivative Transactions), (ii) total income and franchise tax expense (including, without duplication, foreign withholding taxes and any state single business, unitary or similar taxes), (iii) depreciation and amortization expense, (iv) amortization of intangibles (including, without limitation, goodwill and organization costs),
(v) other non-cash charges (including any write-offs of purchased technology and stock-related compensation expense), (vi) any extraordinary and unusual losses (including losses on sales of assets other than inventory sold in the ordinary course of business) other than any loss from any discontinued operation, and
(vii) the cash portion of restructuring charges in an aggregate amount for all periods not to exceed $7,000,000, and (b) minus, without duplication, (i) any extraordinary and unusual gains (including sales of assets, other than inventory sold in the ordinary course of business) other than income from discontinued operations, and (ii) any non-cash gains included in EBITDA, in each case determined in accordance with GAAP.

         "Environmental Laws" shall mean any law, statute, rule, regulation or other governmental standard or requirement relating or pertaining to (a) the generation, manufacture, management, handling, use, sale, transportation, treatment, storage, disposal, delivery, discharge, release or emission of any waste, pollutant or toxic, hazardous or other substance (including, without limitation, petroleum and petroleum-derived materials), or (b) any other act, omission or condition affecting or involving pollution or contamination of the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings thereunder.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) that, together with the Company, would be treated as a single employer under section 4001(b) of ERISA, or that is a member of a group of which the Company is a member and that is a controlled group within the meaning of section 4971(e)(2)(B) of the Code.

         "Event of Default" shall have the meaning specified in section 16.1.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "Fair Value" shall mean the fair value of the appropriate security, property, asset, business or entity as determined by the board of directors of the Company, provided that if, within 15 days following receipt of the writing setting forth any such determination of Fair Value by the board of directors of the Company, (a) the Required Holders of the Warrants (for purposes of any determination of Fair Value pursuant to section 4 of the Warrants) or (b) the Required Holders of the Warrants and/or Warrant Shares (for purposes of any determination of Fair Value pursuant to section 11), shall notify the Company of their disagreement with such determination, then Fair Value shall be determined by an independent appraiser of recognized national standing (selected by the Company and reasonably satisfactory to the Required Holders of the Warrants and/or Warrant Shares). Each determination of Fair Value shall be made in accordance with generally accepted financial practice (but without any adjustment on account of any lack of liquidity, lack of control (or minority discount) and/or restriction on transferability of any securities) and shall be set forth in writing, and the Company shall, immediately following such determination, deliver a copy thereof to each holder or holders of the Securities then outstanding. The determination of any such independent appraiser so made shall be conclusive and binding on the Company and on all holder or holders of the applicable class of Securities for purposes of the transaction giving rise to the need for such determination. The Company shall pay all of the expenses incurred in connection with any such determination, including, without limitation, the expenses of the independent appraiser engaged to make such determination. If the Company shall not have engaged such appraiser within 20 days after the occurrence of the event giving rise to the need therefor, then such appraiser may be engaged by (a) the Required Holders of the Warrants (for purposes of any determination of Fair Value pursuant to section 4 of the Warrants) or (b) the Required Holders of the Warrants and/or Warrants Shares (for purposes of any determination of Fair Value pursuant to section 11).

         "First Lien Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of October 15, 1999 among the Company, Automotive Components, JL French UK, the several lenders party thereto, Bank of America, N.A., J.P. Morgan Europe Limited and JPMorgan Chase Bank, as agents, as amended, modified and supplemented by documents dated November 27, 2000 (First Amendment), July 15, 2002 (Second Amendment), November 5, 2002 (Waiver), November 19, 2002 (Third Amendment), November 22, 2002 (Fourth Amendment), December 20, 2002 (Limited Waiver) and December 27, 2002 (Fifth Amendment) as in effect on the Closing Date and as thereafter amended, modified and supplemented from time to time.

         "First Lien Credit Documents" shall mean the First Lien Credit Agreement, the Permitted Swap Agreement and the other agreements, documents and instruments related thereto.

         "First Lien Creditors" shall mean the lenders from time to time under the First Lien Credit Agreement.

         "Foreign Employee Plans" shall have the meaning specified in section 5.13(e).

         "Foreign Subsidiary" shall mean any Subsidiary of the Company that is formed, incorporated or organized under a jurisdiction other than the United States or any political subdivision thereof.

         "GAAP" shall mean generally accepted accounting principles as in effect in the United States from time to time, consistently applied, except that for the purposes of section 14.7, GAAP shall be determined on the basis of such principles in effect on the Closing Date and consistent with those used in the preparation of the financial statements referred to in section 5.6(a).

         "Gateway Facility" shall mean the die casting and machining facility owned by the Company and located at 4243 Gateway Drive, Sheboygan, Wisconsin.

         "Glasgow Facility" shall mean the die casting and machining facility owned by the Company and located at 20 Prestwick Drive, Glasgow, Kentucky.

         "Guarantee" of any Person shall mean, at any date, any obligation of such Person at such date guaranteeing, directly or indirectly, any Indebtedness, liability or other obligation of any other Person in any manner, but in any event including all endorsements (other than for collection or deposit in the ordinary course of business), all discounts with recourse and all obligations incurred through an agreement, contingent or otherwise (a) to purchase the obligations of any other Person or any security therefor or to advance or supply funds for the payment or purchase of such obligations, or (b) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell transportation or services, primarily for the purpose of enabling the obligor to make payment of such obligations or to assure the owner of such obligations against loss, regardless of the delivery or non-delivery of the property, products, materials or supplies or the furnishing or nonfurnishing of the transportation or services, or (c) to provide funds for the payment of, or obligating such Person to make, any loan, advance, capital contribution or other investment in the obligor for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for any date or to provide funds for the payment of any obligation, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in the obligor. The amount of any Guarantee shall be equal to the amount of all Indebtedness, liabilities and other obligations directly or indirectly guaranteed thereby.

         "Hancock Investors" shall mean, collectively, John Hancock Life Insurance Company, Investors Partner Life Insurance Company, John Hancock Variable Life Insurance Company, John Hancock Life Insurance Company of Vermont, Hancock Mezzanine Partners II, L.P. and Signature 5 L.P., any Affiliates of any of the foregoing, any other Person for which any of the foregoing is investment manager or investment advisor, and their respective successors and assigns.

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any Environmental Law or any other applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "Hidden Creek" shall mean Hidden Creek Industries, a New York general partnership.

         "Hidden Creek Management Agreement" shall mean the management agreement between the Company and Hidden Creek dated as of April 21, 1999.

         "Inchoate Liens" shall mean any of the following Liens which by statute (i.e., through no act or omission of the Company or any of its Subsidiaries) may have priority over the Liens securing the Notes:

                  (a) Liens for taxes, assessments or other governmental charges or levies, if such taxes, assessments or governmental charges are not at the time due and payable or which are being contested in good faith; and

                  (b) mechanics', carriers', workmen's, repairmen's, processors', landlords', warehousemen's, bailees', consignees' and other similar statutory Liens on inventory or equipment incurred in the ordinary course of business, so long as (i) the obligation secured is not overdue for more than 60 days or is being contested in good faith and (ii) neither the Company nor any of its Subsidiaries is required elsewhere in this Agreement or any other Operative Document to provide a bailee waiver or, as applicable, landlord waiver from the applicable warehouseman, landlord or bailee in which that warehouseman, landlord or bailee waived or subordinated its Lien.

         "Indebtedness" of any Person shall mean, at any date, without duplication:

                  (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and accrued expenses incurred in the ordinary course of business) or which is evidenced by a note, bond, debenture or similar instrument;

                  (b) all Guarantees of such Person;

                  (c) all indebtedness, liabilities and other obligations secured by any Lien on any property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, provided, that, if such Person is not and shall not be liable for the payment of such obligations, directly or indirectly, contingently or otherwise, then the amount and obligations described in this clause (c) shall be deemed to equal the lesser of (i) the aggregate unpaid amount of such obligations, and (ii) the fair market value of the property or asset securing the same;

                  (d) all indebtedness, liabilities and other obligations of such Person arising under any conditional sale or other title retention agreement, whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property;

                  (e) the amount of the obligation required to be recorded by the lessee in respect of any Capital Lease under which such Person is lessee; and

                  (f) all indebtedness, liabilities and other obligations arising in connection with Derivative Transactions, letters of credit, bankers acceptances or other credit enhancement facilities.

         "Indemnified Costs" and "Indemnitee" shall have the respective meanings specified in section 21.

         "Intercreditor Agreement" shall have the meaning specified in section 4.3.

         "Interest Coverage Ratio" shall mean, for any period, with respect to the Company, the ratio of (a) Consolidated EBITDA to (b) consolidated cash interest expense (including any such cash interest expense under any Capital Lease and any purchase money Indebtedness permitted under section 14.5(d)) of the Company and its Subsidiaries (such consolidated cash interest expense to include commissions, discounts and other fees payable on account of letters of credit and banker's acceptances but to exclude amortization of debt discount (including discount of liabilities and reserves established under Accounting Principles Board Opinion No. 16 as in effect on the date hereof) and costs of debt issuance)).

         "Investment" of any Person shall mean any investment made by such Person in any other Person by stock purchase, capital contribution, loan, advance, acquisition of Indebtedness, Guarantee or otherwise.

         "Investor Stockholders Agreement" shall have the meaning specified in section 4.3.

         "JL French UK" shall mean JL French UK Limited (f/k/a Morris Ashby Limited), a private limited company organized under the laws of England and Wales, and any successor thereto.

         "Leverage Ratio" shall mean, at any date, the ratio of (a) Consolidated Total Debt to (b) Consolidated EBITDA for the period of four consecutive quarters most recently ended.

         "Licenses" shall mean certificates of public convenience and necessity, franchises, licenses and other permits and authorizations from governmental authorities, including but not limited to all registrations, approvals and consents required to sell, manufacture, distribute, export, import and market products granted by any United States or other regulatory body.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or otherwise), preference, priority, security interest, chattel mortgage or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property and any lease having substantially the same effect as any of the foregoing.

         "Management Stockholders Agreement" shall have the meaning specified in section 4.3.

         "Material Adverse Change" shall mean a material adverse change in or effect upon (a) the condition (financial or otherwise), business, performance, operations, properties or profits of the Company and its Subsidiaries taken as a whole, (b) the legality, validity or enforceability of this Agreement, the Securities or any of the other Operative Documents; (c) the rights and remedies of any holder of Securities with respect thereto or (d) the ability of the Company or any of its Subsidiaries to perform their obligations under any of the Operative Documents and/or to comply with any of the terms thereof applicable to it.

         "Mortgage and Mortgages" shall have the respective meanings specified in section 1.

         "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

         "Net Income" of any Person shall mean, for any period, the net income (or net loss) of such Person for such period, determined in accordance with GAAP.

         "Notes" shall have the meaning specified in section 1.

         "Officer's Certificate" shall mean a certificate signed on behalf of the Company by the Chairman, the President, the Chief Financial Officer or one of the Vice Presidents of the Company.

         "Onex" shall mean Onex Corporation, an Ontario corporation.

         "Operative Documents" shall mean this Agreement, the Securities, the Security Holders' Agreement, the Registration Rights Agreement, the Security Documents, the Collateral Agency Agreement, the Intercreditor Agreement and each of the other agreements, documents and instruments executed in connection herewith and therewith, each as it may from time to time be amended, modified or supplemented.

         "Organizational Documents" of any Person shall mean such Person's charter and by-laws, partnership agreement, operating agreement, limited liability company agreement, members agreement, trust agreement, as applicable, and/or any other similar agreement, document or instrument.

         "Other Purchasers" shall have the meaning specified in section 1.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Permitted Investment" shall mean any of the following Investments:

                  (a) Investments, if any, existing on the date hereof and referred to in Exhibit 5.9 attached hereto;

                  (b) Investments by the Company or by any of its Subsidiaries in any Wholly-Owned Subsidiary of the Company (other than any Foreign Subsidiary) made after the date hereof by stock purchase, capital contribution, loan or advance, provided that (i) both at the time of and immediately after giving effect to any such Investment, no Default or Event of Default shall have occurred and be continuing, (ii) all such Investments are made only in Solvent entities and (iii) such Investment is not made in connection with the acquisition of any other Person or line of business (all of which Investments are subject to the provision of clause (m) below);

                  (c) Investments by the Company or by any of its Subsidiaries in Foreign Subsidiaries made after the date hereof by stock purchase, capital contribution, loan or advance, provided that (i) both at the time of and immediately after giving effect to any such Investment, no Default or Event of Default shall have occurred and be continuing, (ii) all such Investments are made only in Solvent entities, (iii) the aggregate amount of all such Investments shall not exceed $5,000,000 or, if and so long as each of the Foreign Subsidiaries has guaranteed the Notes and is a party to all applicable Security Documents and all of the properties and assets of each Foreign Subsidiary are subject to valid and enforceable perfected Liens in favor of the holders of the Notes (subject only to the Inchoate Liens and the other Liens permitted under section 14.9), $15,000,000.

                  (d) readily marketable obligations (having a maturity not in excess of 12 months from the date of acquisition thereof) of, or fully and unconditionally guaranteed (as to both principal and interest) by, the United States of America or an agency thereof;

                  (e) negotiable certificates of deposit (having a maturity not in excess of 12 months from the date of acquisition thereof) evidencing direct obligations of any federally insured commercial bank or trust company organized and operating in the United States of America having capital and surplus and undivided profits of at least $1,000,000,000 and having the highest or second highest rating available from Moody's Investors Service, Inc., Standard & Poor's Corporation or Fitch Investors Service;

                  (f) Shares of so-called "money market funds" registered under the Investment Company Act of 1940, as amended, organized and operating in the United States of America, having total net assets of $1,000,000,000 or more and investing primarily in securities of the character described in the preceding clauses (d) and (e) of this definition;

                  (g) accounts receivable arising from transactions in the ordinary course of business; contingent liabilities represented by endorsements of negotiable instruments for collection or deposit in the ordinary course of business; advances (including advances to employees), deposits, down payments and prepayments on account of firm purchase orders, in each case made in the ordinary course of business;

                  (h) Investments made in connection with hedging against (as opposed to speculating in) fluctuations in interest rates;

                  (g) Investments in existence on the Closing Date and listed on
         Exhibit 5.9(c) attached hereto, and extensions, renewals, modifications or restatements or replacements thereof, provided that no such extension, renewal, modification or restatement shall (i) increase the amount of such Investment or (ii) adversely affect the interests of the holders of the Notes;

                  (h) promissory notes and other similar non-cash consideration received in the ordinary course of business by the Company and its Subsidiaries in connection with dispositions permitted by section 14.15;

                  (i) Investments (including debt obligations and equity interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

                  (j) loans and advances by the Company or its Subsidiaries to their respective directors, officers and employees, including, without limitation, those used to finance the purchase of Shares of the Company or its Subsidiaries, provided that the aggregate outstanding principal amount of Investments permitted by this clause (l) shall not exceed $200,000 at any time; and

                  (k) Investments made after the date hereof not otherwise permitted by the preceding clauses (a) through (l) of this definition (including, without limitation, all purchases or other acquisitions of any other Person or line of business), provided that both at the time of and immediately after giving effect to any such Investment (i) no Default or Event of Default shall have occurred and be continuing, and
         (ii) the aggregate amount of Investments made pursuant to this clause
         (m) shall not exceed $3,000,000 at any time, or, if and so long as both before and immediately after giving effect to an Investment pursuant to this clause (m), the Leverage Ratio (determined on a pro forma basis (in a manner satisfactory to the Required Holders of the Notes) as if such Investment was consummated on the first day of the four quarter period referred to in clause (b) of the definition of Leverage Ratio) is less than or equal to 3.50 to 1.00, $6,000,000

         "Permitted Swap Agreement" shall mean the Amendment dated March 30, 2001 to ISDA Master Agreement and Schedule dated March 3, 2000 between the Company and Bank of America, N.A. or any replacement interest rate swap on substantially the same terms, provided that (a) such facility is entered into for purposes of hedging against (not speculating in) fluctuations in interest rates and (b) the notional amount thereof is not more than $75,000,000.

         "Person" shall mean an individual, a corporation, a limited liability company, an association, a joint-stock company, a business trust or other similar organization, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "Preferred Shares", as applied to any Person, shall mean Shares of such Person which shall be entitled to preference or priority over any other Shares of such Person in respect of either the payment of dividends or the distribution of assets upon liquidation.

         "Pro Forma Consolidated Leverage Ratio" shall mean, as of the date of determination thereof, the ratio of (a) Consolidated Total Debt outstanding on such date (including all Indebtedness the incurrence of which gives rise to the need for such determination) to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ending on, or most recently ended prior to, such date of determination, in each case determined on a pro forma basis to give effect as of the first day of such period to the incurrence of all Indebtedness giving rise to the need for such determination and the retirement of any

Indebtedness which is concurrently being retired. For purposes hereof, any interest expense (in the calculation of Consolidated EBITDA) which is payable at a floating or variable rate shall be determined on the basis of the rate in effect on the date as of which the Pro Forma Consolidated Leverage Ratio is to be determined.

         "Proprietary Rights" shall mean any patents, registered and common law trademarks, service marks, trade names, copyrights, licenses and other similar rights (including, without limitation, know-how, trade secrets and other confidential information) and applications for each of the foregoing, if any.

         "Put Closing Date" and "Put Notice" shall have the respective meanings specified in section 11.2.

         "Put/Call Price" shall have the meaning specified in section 11.1.

         "Put/Call Securities" shall have the meaning specified in section 11.1.

         "Qualified Public Offering" shall mean a public offering of the Common Stock pursuant to an effective registration statement filed by the Company with the Commission, in which the aggregate gross proceeds to the Company from such offering is not less than $50,000,000, so long as (a) the Shares of the Company are listed and traded on a national securities exchange or market of the United States, (b) the aggregate market capitalization of the outstanding Common Stock is not less than $100,000,000 and (c) the aggregate market value of Common Stock (other than that held by Affiliates of the Company) is not less than $40,000,000.

         "Redeemable" shall mean, with respect to any Shares of any Person, each Share of such Person that is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Indebtedness of such Person, (i) at a fixed or determinable date, whether by operation of any sinking fund or otherwise, (ii) at the option of any Person other than such Person or
(iii) upon the occurrence of a condition not solely within the control of such Person or (b) convertible into other Redeemable Shares.

         "Refinanced Debt" shall have the meaning specified in section 14.5(e).

         "Refinancing Debt" shall have the meaning specified in section 14.5(e).

         "Registration Rights Agreement" shall have the meaning specified in section 4.3.

         "Repurchase Event" shall mean, and shall be deemed to have occurred upon, (a) a Change of Control or (b) any sale, transfer or other disposition of all of the Shares of the Company or of all or substantially all of the properties and assets of the Company and its Subsidiaries, in one transaction or a series of transactions, including as a result of any merger or consolidation (but excluding any merger or consolidation permitted under section 14.13 or 14.14), provided that the exercise by the lenders (or their agent) under an Approved First Lien Credit Facility of their remedial rights following acceleration of the Indebtedness thereunder shall not constitute a "Repurchase Event".

         "Required Holders" as applied to describe the requisite holder or holders of any class of the Securities, shall mean, at any date, the holder or holders of 51% or more in interest of such class of Securities at the time outstanding (excluding all Securities at the time owned by the Company or any Affiliate of the Company).

         "Restricted Payment" as applied to any Person shall mean:

                  (a) any dividend or other distribution, direct or indirect, on account of any Shares of such Person now or hereafter outstanding (including, without limitation, Preferred Shares) or any securities convertible into or exercisable or exchangeable for such Shares, except
         (i) any such dividend or distribution payable to the Company and/or any Wholly-Owned Subsidiary of the Company and (ii) any dividend payable on a class of Common Stock solely in shares of such class of Common Stock and as a result of which there is no change in the relative ownership interest of any holder of Common Stock or any of such holders' rights;

                  (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any Shares of such Person now or hereafter outstanding (including, without limitation, Preferred Shares) or any securities convertible into or exercisable or exchangeable for such Shares, except any such transaction by any Wholly-Owned Subsidiary of the Company;

                  (c) any payment of any compensation, management fee or similar amount, direct or indirect, to any director of the Company, any of its Subsidiaries, [Onex] or any Affiliate of any such Person; and ----

                  (d) any payment, direct or indirect, on account of the Senior Subordinated Notes (or any other Senior Subordinated Note Document);

provided that, notwithstanding the foregoing, the term "Restricted Payment" shall not include any dividend or other distribution paid on, or any redemption, retirement, purchase or other acquisition of, directly or indirectly, any Warrants and/or Warrant Shares (so long as each such transaction is offered to each holder of Warrants and/or Warrant Shares on a pro rata basis and otherwise on identical terms).

         "Secured Obligations" shall mean the obligations in respect of the Notes secured by the Security Documents (or any of them).

         "Securities" shall have the meaning specified in section 1.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "Security Agreement" and "Security Agreements" shall have the respective meanings specified in section 1.

         "Security Documents" shall mean the Security Agreements, Mortgages and any and all other agreements, documents and instruments heretofore or hereafter securing the Notes and/or any other obligations of the Company and/or any Subsidiaries of the Company under the Operative Documents, as amended, modified or supplemented from time to time.

         "Security Holders' Agreement" shall have the meaning specified in section 4.3.

         "Senior Debt Ratio" shall mean, at any date, the ratio of (a) Consolidated Senior Debt to (b) Consolidated EBITDA for the period of four consecutive fiscal quarter most recently ended.

         "Senior Subordinated Note Documents" shall mean the Senior Subordinated Indenture, Senior Subordinated Notes and the other agreements, documents and instruments related thereto, as amended from time to time, in accordance with the terms of this Agreement.

         "Senior Subordinated Note Indenture" shall mean the Indenture dated as of May 28, 1999 entered into by the Company in connection with the issuance of the Senior Subordinated Notes, as amended from time to time, in accordance with the terms of this Agreement.

         "Senior Subordinated Notes" shall mean the Company's 11.5% Senior Subordinated Notes due 2009, together with any securities issued in exchange therefor or replacement thereof (including as a result of any refinancing thereof or otherwise), all as amended, modified and supplemented from time to time.

         "Shares" of any Person shall include any and all shares of capital stock, partnership interests, limited liability company interests, membership interests, or other Shares, interests, participations or other equivalents (however designated and of any class) in the capital of, or other ownership interests in, such Person.

         "Solvent" as applied to any Person at any date shall mean that on and as of such date (a) the fair value of the property (on a going concern basis) of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets (on a going concern basis) of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital provided that, as applied to any Person organized under the laws of England and Wales, the term "Solvent" shall mean that on such date such Person has the ability to pay its debts as and when they fall due and could not be deemed to be unable to pay its debts for the purposes of the Insolvency Act of 1986. The amount of contingent liabilities on and as of any date shall be computed as the amount that, in the light of all the facts and circumstances existing on and as of such date, represents the amount that can reasonably be expected to become an actual or matured liability. For purposes of this definition, "Person" shall mean, where so required by the context in which the term "Solvent" appears, such Person and its Subsidiaries taken as a whole.

         "Source" shall have the meaning specified in section 26.

         "Subsidiary" of any Person at any date shall mean (a) any other Person a majority (by number of votes) of the Voting Stock of which is owned by such first-mentioned Person and/or by one or more other Subsidiaries of such first-mentioned Person, (b) any Person of which the first-mentioned Person or any of its other Subsidiaries is a general partner and (c) any other Person with respect to which such first-mentioned Person and/or any one or more other Subsidiaries of such first-mentioned Person (i) is entitled to more than 50% of such Person's profits or losses or more than 50% of such Person's assets on liquidation or (ii) holds an equity interest in such Person of more than 50%. As used herein, unless the context clearly required otherwise, the term "Subsidiary" refers to a Subsidiary of the Company.

         "Total Assets" of any Person shall mean, at any date, the depreciated book value of all properties and assets of such Person (whether real, personal or mixed, tangible or intangible) at such date, determined in accordance with GAAP, but excluding all cash and cash equivalents and all equipment and other fixed assets held for sale.

         "Voting Stock", when used with reference to any Person, shall mean Shares (however designated) of such Person having ordinary voting power for the election of a majority of the members of the board of directors (or other governing board) of such Person, other than Shares having such power only by reason of the happening of a contingency.

         "Warrant Shares" shall have the meaning specified in the Warrants.

         "Warrants" shall have the meaning specified in section 1.

         "Weighted Average Life to Maturity" of any Indebtedness or obligation shall mean, at any date, the number of years obtained by dividing the then Remaining Dollar-years of such Indebtedness or obligation by the then outstanding principal amount of such Indebtedness or obligation. For purposes of this definition, the "Remaining Dollar-years" of any Indebtedness or obligation shall mean, at any date, the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         "Wholly-Owned Subsidiary" of any Person at any date shall mean any Subsidiary of such Person at such date all of the outstanding Shares of which, other than directors' qualifying Shares and the like, shall at the time be owned by such Person and/or by one or more other Wholly-Owned Subsidiaries of such Person and the accounts of which are consolidated with those of such Person in accordance with GAAP.

         "Withdrawal Liability" shall have the meaning given such term under
Part 1 of Subtitle E of Title IV of ERISA.

         15.2. Other Definitions. The terms defined in this section 15.2, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

         "this Agreement" (and similar references to any of the other Operative Documents) shall mean, and the words "herein" (and "therein"), "hereof" (and "thereof"), "hereunder" (and "thereunder") and words of similar import shall refer to, such instruments as they may from time to time be amended, modified or supplemented.

         "beneficial" ownership of any Shares or other securities by any Person shall be determined in the manner set forth in Rule 13d-3 of the Commission under the Exchange Act.

         "board of directors" and "directors", when used with reference to a non-corporate entity, shall mean the governing body of such entity and the members thereof having responsibilities most analogous to those of a board of directors and the directors of a corporation.

         a "class" of Securities shall refer to the Notes, the Warrants or the Warrant Shares, as the case may be, each of which is a separate class.

         "corporation" shall include an association, joint stock company, business trust or other similar organization.

         "premium" when used in conjunction with references to principal of and interest on the Notes, shall mean any amount due upon any payment or prepayment of any of the Notes, other than principal and interest, and shall include the Applicable Premium.

         15.3. Accounting Terms and Principles; Laws; Dollars.

                  (a) All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP; all computations made pursuant to this Agreement shall be made in accordance with GAAP and all financial statements shall be prepared in accordance with GAAP.

                  (b) All references herein to laws, statutes, rules, regulations and/or to other governmental restrictions, standards and/or requirements shall, unless the context clearly requires otherwise, be deemed to refer to those promulgated, issued and/or enforced by any domestic or foreign federal, provincial, state, municipal or local government, governmental agency, authority, court, instrumentality or regulatory body, including, without limitation, those of the United States of America or any state thereof or the District of Columbia or any other political subdivision thereof.

                  (c) All dollar amounts expressed herein are expressed in U.S. dollars.

16. Remedies.

         16.1. Events of Default Defined; Acceleration of Maturity. If any one or more of the following events ("Events of Default") shall occur (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

                  (a) if default shall be made in the due and punctual payment of all or any part of the principal of, or premium (if any) on, any Note when and as the same shall become due and payable, whether at the stated maturity thereof, by notice of or demand for prepayment, or otherwise;

                  (b) if default shall be made in the due and punctual payment of any interest on any Note or any fee when and as the same shall become due and payable and such default shall have continued for a period of five Business Days;

                  (c) if default shall be made in the performance or observance of any covenant, agreement or condition contained in (i) sections 7(g), 8(a), 8(b), 9.7, 14.2(b), 14.5 to 14.18, inclusive (ii) sections 5.5,
         5.6, 5.7, 5.8, 5.9, 5.10 or 5.11of the Security Agreements or (iii)
         section 14 of the Mortgages;

                  (d) if default shall be made in the performance or observance of any other of the covenants, agreements or conditions contained in this Agreement or any of the other Operative Documents and such default shall have continued for a period of 30 days after the earlier to occur of (i) the Company's obtaining actual knowledge of such default or (ii) the Company's receipt of written notice of such default;

                  (e) if the Company or any Subsidiary of the Company shall make a general assignment for the benefit of creditors, or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any proposal or notice of intention to make a proposal, petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver, liquidator or fiscal agent for it or for all or any substantial part of its properties or shall commit any other act of bankruptcy, or shall (or its directors or stockholders shall) take any action looking to its dissolution or liquidation;

                  (f) if, within 60 days after the commencement of an action against the Company or any Subsidiary of the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed, discharged or fully bonded or all orders or proceedings thereunder affecting the operations or the business of the Company or any Subsidiary of the Company stayed or fully bonded pending appeal, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of the Company or any Subsidiary of the Company of any trustee, custodian, receiver, liquidator or fiscal agent for the Company or any Subsidiary of the Company or for all or any substantial part of their respective properties, such appointment shall not have been vacated or fully bonded pending appeal;

                  (g) if, under the provisions of any law for the relief or aid of debtors, any court or governmental agency of competent jurisdiction shall assume custody or control of the Company or of any Subsidiary of the Company or of all or any substantial part of their respective properties and such custody or control shall not be terminated or fully bonded pending appeal or stayed within 60 days from the date of assumption of such custody or control;

                  (h) if (i) the Company or any Subsidiary of the Company shall fail to (A) make any payment due on any Indebtedness (other than the Notes) or other obligation (including any in respect of any performance bond, bid bond or lease or any Shares upon the exercise by any Person of any put or call option or other similar right of redemption or repurchase with regard to such Shares), if the aggregate outstanding amount thereof (and of any other Indebtedness or other obligation as to which the Company or any Subsidiary of the Company is in default) exceeds $6,500,000 (or the equivalent thereof, as of any date of determination, in any other currency), or (B) perform, observe or discharge any covenant, condition or obligation in any agreement, document or instrument evidencing, securing or relating to such Indebtedness or other obligation, or (ii) any other event or condition shall occur or exist, if the effect of any such failure, event or condition of the character described in this clause (h) is to cause, or permit any other Person to cause, with the giving of notice if required, any payment in respect thereof in an aggregate amount of $6,500,000 (or the equivalent thereof, as of any date of determination, in any other currency) or more to become due and payable;

                  (i) if a final judgment or judgments for the payment of money which, together with all other outstanding final judgments for the payment of money against the Company and/or any Subsidiary of the Company (excluding any judgment or judgments as to which a financially sound and reputable insurance company has accepted full liability in writing), exceeds an aggregate of $6,500,000 (or the equivalent thereof, as of any date of determination, in any other currency) shall be rendered against the Company or any Subsidiary of the Company which judgments are not, within 60 days after entry thereof, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

                  (j) if any representation or warranty made by or on behalf of the Company or any Subsidiary of the Company in this Agreement or in any of the other Operative Documents or in any agreement, document or instrument delivered under or pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material respect on the date as of which made;

                  (k) if, at any time, this Agreement or any of the other Operative Documents shall for any reason (other than the scheduled termination thereof in accordance with its terms) expire, fail to be in full force and effect or be disaffirmed, repudiated, canceled, terminated or declared to be unenforceable, null and void; or

                  (l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code,

         (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "accumulated benefit obligations" of all Plans subject to Title IV of ERISA, shall exceed the current value of the assets of such Plans by $3,000,000 or more (or the equivalent thereof, as of any date of determination, in any other currency), (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Company or any Subsidiary of the Company establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary of the Company thereunder or (vii) any event or events of substantially the kind described in clauses (i) through (vi) above shall occur with respect to any Foreign Employee Plans; and any such event or events described in clauses (i) through (vii) above, either individually or together with any other such event or events, has resulted in, or could reasonably be expected to result in, a Material Adverse Change; or

                  (m) if the Company or any Subsidiary of the Company shall incur any liability (not paid or fully covered by insurance) under any Environmental Law in an amount which could reasonably be expected to result in a Material Adverse Change;

then, upon the occurrence and during the continuance of any Event of Default (other than one of the character described in clauses (e), (f) or (g) of this section 16.1) and at the option of the holder or holders of 51% or more in aggregate principal amount of the Notes at the time outstanding (excluding any Notes at the time owned by the Company or any Affiliate of the Company), exercised by written notice to the Company, the principal of all Notes shall forthwith become due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding (i) the entire principal of and interest accrued on the Notes and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Applicable Premium, if any, as liquidated damages and not as a penalty; provided that, in the case of an Event of Default of the character described in clauses (a) or (b) of this section 16.1 and irrespective of whether all of the Notes have been declared due and payable by the holder or holders of 51% or more in aggregate principal amount of the Notes at the time outstanding, any holder of Notes who or which has not consented to any waiver with respect to such Event of Default may, at the option of such holder, by written notice to the Company, declare all Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to such holder (i) the entire principal of and interest accrued on such Notes, and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Applicable Premium, if any, as liquidated damages and not as a penalty; provided, further, that, in the case of an Event of Default of the character described in clauses (e), (f) or (g) of this section 16.1, the principal of all

Notes shall forthwith become due and payable, together with interest accrued thereon (including any interest accruing after the commencement of any action or proceeding under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable domestic or foreign federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding (i) the entire principal of and interest accrued on the Notes, and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Applicable Premium, if any, as liquidated damages and not as a penalty.

         Notwithstanding the foregoing provisions, at any time after the occurrence and during the continuance of any Event of Default and of notice thereof to the Company, if any, by any holder or holders of Notes and before any judgment, decree or order for payment of the money due has been obtained by or on behalf of any holder or holders of the Notes, the Required Holders of the Notes by written notice to the Company, may rescind and annul such Event of Default and/or notice of such Event of Default and the consequences thereof with respect to all of the Notes (including any Notes which were accelerated pursuant to the first proviso in the preceding paragraph by any holder or holders on account of an Event of Default of the character described in clause (a) or (b) of this section 16.1) if:

                           (1) the Company has paid a sum sufficient to pay

                           (A) all overdue interest on all Notes;

                           (B) the principal of (and premium, if any, on) any
                  Notes which have become due otherwise than by such Event of Default or notice thereof; and

                           (C) interest on such overdue principal (and premium,
                  if any) and, to the extent that payment of such interest is lawful, interest upon overdue interest, all at the rate for overdue amounts specified in such Notes; and

                           (2) all Defaults and Events of Default, other than
                  the non-payment of amounts which have become due solely by such acceleration, have been cured or waived as provided in section 19.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

         16.2. Suits for Enforcement, etc. In case any one or more of the Events of Default specified in section 16.1 shall have occurred and be continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under section 16.1, the holder of any Security may proceed to protect and enforce its rights either by suit in equity or by action at law, or both. The Company stipulates that the remedies at law of the holder or holders of the Securities in the event of any default by the Company or any of its Subsidiaries in the performance of or compliance with any covenant or agreement in this Agreement or any of the other Operative Documents are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance thereof, whether by an injunction against a violation thereof or otherwise. Without limiting the generality of the foregoing (and without derogating from any provision contained in this Agreement or any of the other Operative Documents), upon the occurrence and during the continuance of an Event of Default, the Required Holders of the Notes at the time outstanding shall, as a group, have the right to apply for and have a receiver appointed for the Company and its Subsidiaries, or any one or more of them, by a court of competent jurisdiction in any action taken by any such holders to enforce their respective rights and remedies hereunder and under the other Operative Documents in order to manage, protect and preserve the assets of the Company and its Subsidiaries and continue the operation of the business of the Company and its Subsidiaries, or to sell or dispose of the assets of the Company and its Subsidiaries, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and the Company hereby consents to such appointment without regard to the presence or absence of any misfeasance or malfeasance or any other fact or circumstance which otherwise would provide a defense to such appointment.

         16.3. No Election of Remedies. No remedy conferred in this Agreement or in any of the other Operative Documents upon the holder of any Security is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         16.4. Remedies Not Waived. No course of dealing between the Company and any of its Subsidiaries, on the one hand, and any holder of any Security, on the other hand, and no delay by any such holder in exercising any rights hereunder or under any of the other Operative Documents shall operate as a waiver of any rights of any such holder.

         16.5. Application of Payments. In case any one or more of the Events of Default specified in section 16.1 shall have occurred and be continuing, all amounts to be applied to the prepayment or payment of any Notes (including, without limitation, the prepayment or payment of any Note with the proceeds of the Collateral) shall be applied, after the payment of all related costs and expenses incurred by the holders of the Notes (including, without limitation, compensation to any and all trustees, liquidators, receivers or similar officials and reasonable fees, expenses and disbursements of counsel) in such order of priority as is determined by the Required Holders of the Notes entitled to such amounts.

         16.6. Collateral Agent. Reference is hereby made to the Collateral Agency Agreement pursuant to which JPMorgan Chase Bank has been initially appointed as the Collateral Agent for the holders of the Notes (and the Company and each of its Subsidiaries hereby consent to the same), and pursuant thereto the Collateral Agent is authorized to exercise all rights and remedies of the holders of the Notes involving and/or relating to any Collateral (real, personal or mixed) on behalf of the holders of the Notes and in their stead, all upon such terms and conditions as are set forth therein or as otherwise approved by the Required Holders of the Notes. The Collateral Agent may be, but shall not be required to be, a holder of the Notes.

17. Registration, Transfer and Exchange of Securities.

                  (a) Securities issued hereunder shall be issued in registered form. The Company shall keep at its principal executive office (which is now located at the address set forth at the beginning of this Agreement), registers for the registration and transfer of the Securities. The name and address of each holder of the Securities shall be registered in such registers. The Company shall give to any institutional holder of any Security promptly (but in any event within 10 days) following request therefor, a complete and correct copy of the names and addresses of all registered holders of the Securities and the amount and kind of Securities held by each. Whenever any Security or Securities shall be surrendered for transfer or exchange, the Company at its expense will execute and deliver in exchange therefor a new Security or Securities (in such denominations (subject to section 17(b)) and registered in such name or names as may be reasonably requested by the holder of the surrendered Security or Securities), in the same aggregate unpaid principal amount (in the case of the Notes and, in such case, dated so as not to result in any loss of interest) or the same aggregate number of Shares (in the case of the Warrants and Warrant Shares), as applicable, as that of the Security or Securities so surrendered. The Company may treat the Person in whose name any Security is registered as the owner of such Security for all purposes.

                  (b) The Company shall not be obligated to issue to any Person any Note in a denomination of less than $2,500,000 unless the aggregate principal amount of all Notes held or to be held by such Person and its Affiliates is $2,500,000 or more, in which case the Company shall issue such number of Notes and in such denominations as such Person shall request, or such Person is acquiring all of the Notes held by any other Person. The figure "$2,500,000" in each instance it appears in the immediately preceding sentence shall be reduced from time to time in the same proportion as the aggregate unpaid principal amount of all of the Notes is reduced as a result of any prepayment thereof. Notwithstanding anything to the contrary contained in this section 17(b), any holder may transfer all (or any portion) of its Notes to any of its Affiliates, and the Company shall issue Notes to such Affiliates in such denominations as such holder shall request.

18. Replacement of Securities. Upon receipt by the Company of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of any Security and (in the case of loss, theft or destruction) of reasonably satisfactory indemnity, and (in the case of mutilation) upon surrender of such Security, the Company at its expense will execute and deliver in lieu of such Security a new Security of like tenor and, in the case of any new Note, dated so as not to result in any loss of interest. Your unsecured agreement to indemnify and/or affidavit and that of any other institutional holder shall constitute satisfactory indemnity and/or satisfactory evidence of loss, theft or destruction for the purpose of this section 18.

19. Amendment and Waiver.

                  (a) Any term of this Agreement and, unless explicitly provided otherwise therein, of any of the other Operative Documents may, with the consent of the Company, be amended, or compliance therewith may be waived, in writing only, by the Required Holders of each class of Securities entitled to the benefits of such term, provided that

         (i) without the consent of the holders of all of the Notes at the time outstanding, no such amendment or waiver shall (A) change the amount of the principal of or any rate of interest on or premium payable with respect to any of the Notes or change the payment terms of any of the Notes or subordinate the obligation of the Company (or of any other Person primarily or secondarily liable therefor) to pay any amount due on the Notes to any other obligation, or (B) change the percentage of holders of Notes required to approve any such amendment, effectuate any such waiver or accelerate payment of the Notes; (ii) without the consent of the holders of all of the Warrants and Warrant Shares at the time outstanding, no such amendment or waiver shall (A) modify any of the provisions of section 11, or (B) change the percentage of holders of the Warrants and Warrant Shares required to approve any such amendment or effect any such waiver; (iii) no such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon, (iv) no such amendment or waiver shall change the provisions of this section 19 without the consent of all of the holders of Securities and (v) no such amendment or waiver may adversely and disproportionately affect the rights of any holder(s) of any Security (as such) relative to the other holders of such Securities without the written consent of such first-mentioned holder(s). Executed or true and correct copies of any amendment, waiver or consent effected pursuant to this section 19 shall be delivered by the Company to each holder of Securities forthwith (but in any event not later than five days) following the effective date thereof.

                  (b) The Company will not, directly or indirectly, request or negotiate for, or offer or pay any remuneration or grant any security as an inducement for, any proposed amendment or waiver of any of the provisions of this Agreement or any of the other Operative Documents unless each holder of the Securities (irrespective of the kind and amount of Securities then owned by it) shall be informed thereof by the Company and, if such holder is entitled to the benefit of any such provision proposed to be amended or waived, shall be afforded the opportunity of considering the same, shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto and shall be offered and paid such remuneration and granted such security on the same terms.

                  (c) In determining whether the requisite holders of Securities have given any authorization, consent or waiver under this section 19, any Securities owned by the Company or any of its Affiliates shall be disregarded and deemed not to be outstanding.

                  (d) Any amendment or waiver made pursuant to this section 19 by a holder that has transferred or has agreed to transfer its Securities to the Company or any of its Affiliates and has provided or has agreed to provide such amendment or waiver as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted that would not have been or would not be so effected or granted but for such amendment or waiver (and the amendments or waivers of all other holders that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

20. Method of Payment of Securities. Irrespective of any provision hereof or of the other Operative Documents to the contrary, so long as you (or your nominee) or any other institutional holder shall hold any Security, the Company (and each other Person primarily or secondarily liable therefor) will make all payments thereon (in U.S. dollars) to you or such other institutional holder by the method and at the address for such purpose specified in Schedule I attached hereto or by such other method or at such other address as you or such institutional holder may designate in writing, without requiring any presentation or surrender of such Security, except that if any Security shall be paid, prepaid and/or repurchased in full, such Security shall be surrendered to the Company promptly following such payment, prepayment or repurchase and canceled.

21. Expenses; Indemnity. Whether or not the transactions contemplated by any of the Operative Documents shall be consummated, the Company will pay or cause to be paid (or reimbursed, as the case may be) and will defend, indemnify and hold you (and each other holder of any of the Securities) and each of your (and such other holder's) directors, officers, employees, agents, advisors and Affiliates (each, an "Indemnitee") harmless (on an after tax basis) in respect of all costs, losses, expenses (including, without limitation, the reasonable fees, costs, expenses and disbursements of counsel) and damages (collectively, "Indemnified Costs") incurred by or asserted against any Indemnitee in connection with the negotiation, execution, delivery, performance and/or enforcement of this Agreement or any of the other Operative Documents (including, without limitation, so-called work-outs and/or restructurings and all amendments, waivers and consents hereunder and thereunder, whether or not effected) and/or the consummation of the transactions contemplated hereby and thereby with respect to this Agreement or any other Operative Documents or such transactions or such Indemnitee's relationship to the Company or any of its Affiliates or any of its properties and assets, including, without limitation, any and all Indemnified Costs related in any way to the requirements of any Environmental Laws (as the same may be amended, modified or supplemented from time to time) or to any environmental investigation, assessment, site monitoring, containment, clean up, remediation, removal, restoration, reporting and sampling, whether or not consented to, or requested or approved by, any Indemnitee, and whether or not such Indemnified Cost is attributable to an event or condition originating from any properties or assets of the Company or any of its Subsidiaries or any other properties previously or hereafter owned, leased, occupied or operated by the Company or any of its Subsidiaries. Notwithstanding the foregoing, the Company shall not have any obligation to an Indemnitee under this section 21 with respect to any Indemnified Cost to the extent such Indemnified Cost arises solely as a result of the gross negligence, willful misconduct or bad faith of such Indemnitee.

22. Charges; Foreign Currency, etc. Each payment, whether in respect of principal, interest, premium, fees (including, without limitation, fees under section 4.5) expenses or otherwise, by the Company and/or any of its Subsidiaries to any holders of the Securities, under any Operative Document shall be made under all circumstances without set off, counterclaim or reduction for and free from and clear of and without deduction for or because of any and all present or future taxes, levies, imposts, duties, fees, assessments, charges, deductions, withholding or any other restrictions or conditions of any nature whatsoever imposed, levied, collected, assessed, deducted or withheld by or within any jurisdiction (or any governmental authority therein or thereof) (all of the same being referred to as "Charges"), but excluding any taxes imposed on the net income of a holder by the jurisdiction under the laws of which such holder is organized (or is located in the case of an applicable lending office) (all of those Charges not so excluded being collectively referred to as the "Nonexcluded Charges") and, if any such payment is or shall be, under applicable law, subject to any such Nonexcluded Charge, then the Company shall forthwith pay to each holder of any Securities such additional amounts as may be necessary in order that the net amount of every payment made to each holder of Securities, after provision for payment of all such Nonexcluded Charges including Nonexcluded Charges in respect of amounts payable hereunder, shall be equal to the amount which such holder would have received had there been no such Nonexcluded Charges. In addition, the Company will indemnify and hold harmless and reimburse each such holder for the amount of (a) any Nonexcluded Charges so levied or imposed and paid by such holder as a result of payments made under or with respect to the Securities (together with any other Charges imposed with respect to such reimbursement under this section
22) and (b) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. All payments under the Operative Documents due to any holder of the Securities shall be paid in lawful money of the United States of America and any payment which is made in any foreign currency, whether pursuant to any judgment or order of any court, or otherwise, shall constitute payment only to the extent of the amount of the lawful money of the United States of America which may be purchased with such foreign currency on the date of payment. The Company covenants and agrees that it shall, as a separate and independent obligation, which shall not be merged in any judgment or order, pay or cause to be paid the amount payable under the Operative Documents in lawful money of the United States of America and no payment in any other currency shall discharge the obligations of the Company except to the extent provided above. The Company will pay all taxes and fees (including interest and penalties), including without limitation, all recording and filing fees, issuance and documentary stamp and similar taxes, which may be payable in respect of the execution and delivery of this Agreement and each of the other Operative Documents. If the Company or any Subsidiary of the Company is required by law to make any deduction for any Nonexcluded Charges with respect to any payment made hereunder or under any other Operative Document, it shall deduct such amount and shall pay the amount required to the relevant taxing jurisdiction within the time required and within 30 days of payment of such Nonexcluded Charges shall furnish to the holders an original or certified copy of receipt evidencing payment thereof.

23. Communications. All communications provided for herein and, unless explicitly provided otherwise therein, in any of the other Operative Documents shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such communication by a recognized overnight delivery service (charges prepaid), (b) by a recognized overnight delivery service (charges prepaid), or (c) by messenger. Any such communication must be sent (i) if to the Company or to any of its Subsidiaries, to it at:

                           c/o J.L. French Automotive Castings, Inc.
                           3101 South Taylor Drive
                           P.O. Box 1024
                           Sheboygan, Wisconsin  53082-1024
                           Attention:  Mark Burgess
                           Telecopy No.:  (920) 458-4861
                           with a copy (which shall not constitute notice) to:

                           Hidden Creek Industries
                           4508 IDS Center
                           Minneapolis, Minnesota  55402
                           Attention:  Scott Rued and Carl E. Nelson
                           Telecopy No.:  (612) 332-2012

                           Kirkland & Ellis
                           200 E. Randolph Drive
                           Chicago, IL 60601
                           Attention:  John A. Schoenfeld
                           Telecopy No.:  (312) 861-2200

or at such other address (or telecopy number) as may be furnished in writing by the Company to each holder of any Security and (ii) if to you, at your address for such purpose set forth in Schedule I attached hereto, with a copy (which shall not constitute notice) to:

                           Choate, Hall & Stewart
                           Exchange Place
                           53 State Street,
                           Boston, Massachusetts  02109
                           Attention: W. Brewster Lee, P.C.
                           Telecopy No.:  (617) 248-4000

and if to any other holder of any Security, at the address of such holder as it appears on the applicable register maintained pursuant to section 17, or at such other address as may be furnished in writing by you or by any other holder to the Company. Communications under this section 23 shall be deemed given only when actually received.

24. Survival of Agreements, Representations and Warranties, etc. All agreements, representations and warranties contained herein and in the other Operative Documents shall be deemed to have been relied upon by you and shall survive the execution and delivery of this Agreement and each of the other Operative Documents, the issue, sale and delivery of the Securities and payment therefor and any disposition of the Securities by you, whether or not any investigation at any time is made by you or on your behalf. All indemnification or reimbursement provisions, including, without limitation, those contained in sections 21 and 22, shall survive the date upon which none of the Securities shall be outstanding and the termination of this Agreement and each of the other Operative Documents.

25. Successors and Assigns; Rights of Other Holders. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents shall bind and inure to the benefit of and be enforceable by the Company and you, successors to the Company and your successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each holder from time to time of any Securities who, upon acceptance thereof, shall, without further action, be entitled to enforce the applicable provisions and enjoy the applicable benefits hereof and thereof. The Company may not assign any of its rights or obligations hereunder or under any of the other Operative Documents without the written consent of all of the holders of the Securities then outstanding.

26. Purchase for Investment; ERISA; Independent Actions.

                  (a) You represent and warrant (i) that you have been furnished with all information that you have requested for the purpose of evaluating your proposed acquisition of the Securities to be issued to you pursuant hereto, (ii) that you will acquire such Securities for your own account for investment and not for distribution in any manner that would violate applicable securities laws, but without prejudice to your rights to dispose of such Securities or a portion thereof to a transferee or transferees, in accordance with such laws if at some future time you deem it advisable to do so and (iii) that you are an "accredited investor" as such term is defined in Regulation D of the Commission under the Securities Act. The acquisition of such Securities by you at the Closing shall constitute your confirmation of the foregoing representations and warranties. You understand that such Securities are being sold to you in a transaction which is exempt from the registration requirements of the Securities Act, and that, in making the representations and warranties contained in section 5.16, the Company is relying, to the extent applicable, upon your representations and warranties contained herein.

                  (b) You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Securities to be purchased by you hereunder:

                           (i) the Source is an "insurance company general
                  account" as defined in Section V(e) of Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and, except as you have disclosed to the Company in writing pursuant to this section (i), the amount of reserves and liabilities for the general account contract(s) held by or on behalf of any employee benefit plan or group of plans maintained by the same employer or employee organization do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurer; or

                           (ii) the Source is a separate account of an insurance
                  company maintained by you in which an employee benefit plan (or its related trust) has an interest, which separate account is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                           (iii) the Source is either (A) an insurance company
                  pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this section (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                           (iv) the Source constitutes assets of an "investment
                  fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (A) the identity of such QPAM and (B) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this section (iv); or

                           (v) the Source is a governmental plan; or

                           (vi) the Source is one or more employee benefit
                  plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this section (vi); or

                           (vii) the Source does not include assets of any
                  employee benefit plan, other than a plan exempt from the coverage of ERISA.

         As used in this section 26(b), the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA, and the term "QPAM Exemption" means PTE 84-14 (issued March 13,
         1984).

                  (c) Each holder of Securities, by its acceptance thereof, agrees that (i) it has, independently and without reliance upon any other holder, and based on such documents and information as it has deemed appropriate made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, (ii) it will, independently and without reliance upon any other holder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or any other Operative Document, and make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other conditions and creditworthiness of the Company and its Subsidiaries and (iii) no other holder shall have any duty or responsibility to provide such holder with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company or any of its Subsidiaries which may come into its possession or the possession of any of its officers, directors, employees, agents or attorneys-in-fact.

                  (d) The rights and obligations of the holders of Securities under the Operative Documents are several, not joint, and no holder shall be liable for any act or omission of any other holder.

27. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, including the validity hereof and thereof and the rights and obligations of the parties hereunder and thereunder, and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder, shall be construed in accordance with and governed by the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The Company, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in The Commonwealth of Massachusetts and consents to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or thereunder or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts. The Company further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address referred to in section 23 or as otherwise provided under the laws of The Commonwealth of Massachusetts. Notwithstanding the foregoing, the Company agrees that nothing contained in this section 27 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than The Commonwealth of Massachusetts. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

28. Miscellaneous. The headings in this Agreement and in each of the other Operative Documents are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof. This Agreement (together with the other Operative Documents) embodies the entire agreement and understanding among you and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. Each covenant contained herein and in each of the other Operative Documents shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein and therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. If any provision in this Agreement or in any of the other Operative Documents refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such Person. In case any provision in this Agreement or any of the other Operative Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, may be executed in any number of counterparts and by the parties hereto or thereto, as the case may be, on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

29. Intercreditor Agreement. Each holder of Notes, by its acceptance thereof, agrees to the terms of the Intercreditor Agreement and, as further provided therein, upon request by the First Lien Agent (as defined therein) will execute and deliver a joinder to the Intercreditor Agreement.

            [The remainder of this page is intentionally left blank.]

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this Agreement, whereupon it shall become a binding agreement under seal among you and the Company. Please then return one of such counterparts to the Company.

                                       Very truly yours,

                                       J.L. FRENCH AUTOMOTIVE CASTINGS, INC.



                                       By:
                                          --------------------------------------
                                                                         (Title)



The foregoing Agreement is hereby
agreed to as of the date thereof.

JOHN HANCOCK LIFE INSURANCE
COMPANY



By:
   -----------------------------
                         (Title)


INVESTORS PARTNER LIFE INSURANCE
COMPANY



By:
   -----------------------------
                         (Title)


JOHN HANCOCK VARIABLE LIFE
INSURANCE COMPANY



By:
   -----------------------------
                         (Title)


               [Signature Page to Securities Purchase Agreement]

JOHN HANCOCK INSURANCE COMPANY
OF VERMONT




By:
   -----------------------------
                         (Title)


HANCOCK MEZZANINE PARTNERS II, L.P.
By:    Hancock Mezzanine Investments II LLC,
       its General Partner
By:    John Hancock Life Insurance Company,
       as Investment Manager




By:
   -----------------------------
                         (Title)


SIGNATURE 5 L.P.
By:    John Hancock Life Insurance Company,
       as Portfolio Advisor




     By:
        -----------------------------
                              (Title)




WINFIELD CAPITAL CORP.



By:
     ---------------------------
         R. Scot Perlin
         Chief Financial Officer




QDRF MASTER LTD.
By: QDRA LLC
Its: Advisor



By:
   -----------------------------
                         (Title)


               [Signature Page to Securities Purchase Agreement]

GENERAL ELECTRIC CAPITAL
CORPORATION



By:
   -----------------------------
                         (Title)






SPRUGOS - FRENCH, LLC
By:    Howard Hughes Medical Institute,
       Sole Member and Manager



     By:
        -----------------------------
              Nestor V. Santiago
              Vice President and
              Chief Investment Officer






HY II INVESTMENTS, L.L.C., a Delaware
limited liability company



By:
   -----------------------------
                         (Title)






STONEHILL INSTITUTIONAL
PARTNERS, L.P.



By:
   -----------------------------
         Wayne Teetsel
         General Partner









INGALLS & SNYDER VALUE
PARTNERS, L.P.



By:
   -----------------------------
         Thomas O. Boucher Jr.
         General Partner


               [Signature Page to Securities Purchase Agreement]

Sankaty High Yield Partners II, L.P.



By:
   -----------------------------
                         (Title)


Sankaty High Yield Partners III, L.P.



By:
   -----------------------------
                         (Title)


Great Point CLO 1999-1, Ltd.
By: Sankaty Advisors, its collateral manager



By:
   -----------------------------
                         (Title)


Race Point CLO, Limited
By: Sankaty Advisors, its collateral manager



By:
   -----------------------------
                         (Title)


Sankaty Credit Opportunities, L.P.



By:
   -----------------------------
                         (Title)





JLF/AR-I LLC



By:
   -----------------------------
                         (Title)




CREDIT SUISSE FIRST BOSTON


By:
   -----------------------------
                         (Title)

By:
   -----------------------------
                         (Title)



               [Signature Page to Securities Purchase Agreement]